UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

Filed by the Registrant ☒   Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240. 14a-12

Teradyne, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

TERADYNE, INC.

321 Harrison Avenue

Boston, Massachusetts 02118

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO THE SHAREHOLDERS:

The Annual Meeting of Shareholders of Teradyne, Inc., a Massachusetts corporation (“Teradyne” or the “Corporation”), will be held on Thursday, May 27, 2004, at 10:00 A.M., at 100 Federal Street (Auditorium), Boston, Massachusetts, for the following purposes:

1.	To elect two members to the Board of Directors to serve for a three-year term as Class III Directors.

2.	To approve an amendment to the 1996 Employee Stock Purchase Plan to increase the aggregate number of shares of Common Stock that may be issued pursuant to said plan by 5,000,000 shares.

3.	To ratify the selection of the firm of PricewaterhouseCoopers LLP as auditors for the fiscal year ending December 31, 2004.

4.	To transact such other business as may properly come before the meeting and any postponements or adjournments thereof.

Shareholders entitled to notice of and to vote at the meeting shall be determined as of the close of business on April 5, 2004, the record date fixed by the Board of Directors for such purpose.

By Order of the Board of Directors,

EILEEN CASAL, Clerk

April 19, 2004

Shareholders are requested to sign the enclosed proxy card and return it in the enclosed stamped envelope by return mail.

TERADYNE, INC.

321 Harrison Avenue

Boston, Massachusetts 02118

PROXY STATEMENT

April 19, 2004

Proxies in the form enclosed with this proxy statement are solicited by the Board of Directors of Teradyne, Inc. (“Teradyne” or the “Corporation”) for use at the Annual Meeting of Shareholders (the “Annual Meeting”) to be held on May 27, 2004, at 10:00 A.M., at 100 Federal Street (Auditorium), Boston, Massachusetts.

Only shareholders of record as of the close of business on April 5, 2004 (the “Record Date”), will be entitled to vote at the Annual Meeting and any adjournments thereof. As of the Record Date, 194,084,099 shares (excluding treasury shares) of Teradyne’s Common Stock were issued and outstanding. Each share outstanding as of the Record Date will be entitled to one vote, and shareholders may vote in person or by proxy. Execution of a proxy will not in any way affect a shareholder’s right to attend the Annual Meeting and vote in person. Any shareholder delivering a proxy has the right to revoke it only by written notice to the Clerk delivered at any time before it is exercised, including at the Annual Meeting.

The persons named as attorneys in the proxies are officers of Teradyne. All properly executed proxies returned in time to be cast at the Annual Meeting will be voted. With respect to the election of directors, any shareholder submitting a proxy has a right to withhold authority to vote for any individual nominee by writing that nominee’s name in the space provided on the proxy. The proxies will be voted as stated herein under “Election of Directors.” In addition to the election of directors, the shareholders will consider and vote upon proposals (i) to approve an amendment to Teradyne’s 1996 Employee Stock Purchase Plan and (ii) to ratify the selection of auditors. Where a choice has been specified on the proxy with respect to the foregoing matters, the shares represented by the proxy will be voted in accordance with the specification and will be voted FOR if no specification is indicated.

A majority in interest of the outstanding shares represented at the meeting in person or by proxy shall constitute a quorum for the transaction of business. Votes withheld from any nominee, abstentions and broker “non-votes” are counted as present or represented for purposes of determining the presence or absence of a quorum for the meeting. A “non-vote” occurs when a nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the nominee does not have discretionary voting power and has not received instructions from the beneficial owner. Pursuant to new rules promulgated by the New York Stock Exchange (the “NYSE”), brokers are precluded from voting proxies on proposals regarding equity compensation plans unless the beneficial owner of the shares has given the broker voting instructions. Directors are elected by a plurality of the votes cast by shareholders entitled to vote at the meeting. On all other matters being submitted to shareholders, an affirmative vote of at least a majority of the shares present, or represented, and entitled to vote at the meeting is required for approval. An automated system administered by Teradyne’s transfer agent tabulates the votes. The vote on each matter submitted to shareholders is tabulated separately. Abstentions are included in the number of shares present, or represented, and voting on each separate matter. Broker “non-votes” are not so included.

The Board of Directors knows of no other matter to be presented at the Annual Meeting. If any other matter should be presented at the Annual Meeting upon which a vote properly may be taken, shares represented by all proxies received by the Board of Directors will be voted with respect thereto in accordance with the judgment of the persons named as attorneys in the proxies and in accordance with the Securities and Exchange Commission’s (“SEC’s”) proxy rules. See “Shareholder Proposals and Board Candidates” herein.

An Annual Report to Shareholders, containing financial statements for the fiscal year ended December 31, 2003, has been mailed to all shareholders entitled to vote at the Annual Meeting. This proxy statement and the accompanying proxy were first mailed to shareholders on or about April 19, 2004.

ELECTION OF DIRECTORS

Teradyne’s Board of Directors presently consists of eight members, six of whom are independent, non-employee directors. The Board is divided into three classes. Each class serves for a term of three years, with the terms of office of the directors in the respective classes expiring in successive years. The present term of office for the directors in Class III expires at the Annual Meeting. The Board of Directors, based on the recommendation of its Nominating and Corporate Governance Committee, has nominated for election as directors at the Annual Meeting, Mr. Mulroney and Ms. Wolpert, each of whom is a Class III director and was elected at the Annual Meeting of Shareholders held May 24, 2001. If re-elected, the Class III nominees will hold office until the Annual Meeting of Shareholders to be held in 2007, and until their successors are elected and qualified or until their earlier resignation or removal. Shares represented by all proxies received by the Board of Directors and not so marked as to withhold authority to vote for any individual nominee will be voted (unless one or more nominees are unable or unwilling to serve) for the election of the Class III nominees. The Board of Directors knows of no reason why any such nominee should be unable or unwilling to serve, but if that should be the case, proxies will be voted for the election of some other person (nominated in accordance with Teradyne’s By-Laws) or the Board of Directors will fix the number of directors at a lesser number.

The following table sets forth the nominees to be elected at the Annual Meeting and the other current directors, the year each nominee or director was first appointed or elected a director, the principal occupation of each of the nominees and directors during at least the past five years, and the age of each of the nominees and directors.

Nominee’s or Director’s Name and Year Nominee or Director First Became Director	Principal Occupation and Business Experience During the Past Five Years	Year Term Will Expire /Class
George W. Chamillard 1996	Chairman of the Board of Directors and Chief Executive Officer(1)	2006/II

James W. Bagley 1996	Director(2)	2005/I
Michael A. Bradley 2004	Director(3)	2005/I
Albert Carnesale 1993	Director(4)	2006/II
John P. Mulroney 1983	Director(5)	2004/III
Vincent M. O’Reilly 1998	Director(6)	2005/I
Roy A. Vallee 2000	Director(7)	2006/II
Patricia S. Wolpert 1996	Director(8)	2004/III

(1)	Mr. Chamillard, 65, has served as Chairman of the Board of Directors since May 2000 and as Chief Executive Officer of Teradyne since May 1997. Mr. Chamillard will resign as Chief Executive Officer of Teradyne effective May 27, 2004. (Please refer to the “CEO Transition” portion of the Compensation Committee Report.) Mr. Chamillard served as President of Teradyne from January 1996 until May 2003 and has been a director of Teradyne since January 1996. Mr. Chamillard served as Chief Operating Officer of Teradyne from January 1996 until May 1997 and as Executive Vice President of Teradyne from January 1994 until January 1996. Prior to that time, Mr. Chamillard served as a Vice President of Teradyne.

(2)	Mr. Bagley, 65, has served as Chairman of the Board of Directors of Lam Research Corporation since October 1998 and as Chief Executive Officer since July 1997. Mr. Bagley served as Chairman and Chief Executive Officer of OnTrak Systems, Inc. from May 1996 until July 1997. From November 1981 until May 1996, Mr. Bagley served in various capacities at Applied Materials, Inc., including President and Chief Operating Officer from 1987 through 1994, Vice Chairman and Chief Operating Officer from January 1994 until October 1995, and Vice Chairman from October 1995 until May 1996. Mr. Bagley is also a director of Micron Technology, Inc. Micron Technology is a customer of Teradyne.

(3)

Mr. Bradley, 55, has served as President of Teradyne since May 2003 and will become Chief Executive Officer of Teradyne, effective May 27, 2004. (Please refer to the “CEO Transition” portion of the Compensation Committee Report.) Mr. Bradley has been a director of Teradyne since April 2004. Mr. Bradley served as President of Teradyne’s Semiconductor Test System Division from April 2001 until

May 2003. Mr. Bradley served as Teradyne’s Chief Financial Officer from 1999 until April 2001. Mr. Bradley served in various Vice President positions within Teradyne from 1992 until 2001. Mr. Bradley is also a director of Mykrolis Corporation.

(4)	Mr. Carnesale, 67, has served as Chancellor of the University of California, Los Angeles since July 1997. He served as Provost of Harvard University from October 1994 until June 1997 and was the Dean of the John F. Kennedy School of Government from November 1991 through December 1995 where he also served as Professor of Public Policy from 1974 through 1995.

(5)	Mr. Mulroney, 68, has served as President of the Opera Company of Philadelphia since January 1999 and served as Chief Operating Officer and President of Rohm and Haas Company from March 1986 until December 1998. Mr. Mulroney is also a director of the Aluminum Company of America.

(6)	Mr. O’Reilly, 67, has served as a Distinguished Senior Lecturer at the Carroll Graduate School of Management of Boston College since October 1997. From 1969 until his retirement in September 1997, Mr. O’Reilly was a partner, Chief Operating Officer or Vice-Chairman at Coopers & Lybrand L.L.P. Mr. O’Reilly is also a director of the Neiman Marcus Group, Inc. and Eaton Vance Corp.

(7)	Mr. Vallee, 51, has been Chairman of the Board of Directors and Chief Executive Officer of Avnet, Inc. since July 1998. From November 1992 until July 1998, Mr. Vallee was Vice Chairman of the Board of Directors of Avnet and served as President and Chief Operating Officer from March 1992 until July 1998. Mr. Vallee is also a director of Synopsys, Inc. Avnet and Synopsys are each customers of and suppliers to Teradyne. None of such relationships is material.

(8)	Ms. Wolpert, 54, has served as the owner of Wolpert Consulting LLC since October 2003. From December 2001 until her retirement in March 2003, Ms. Wolpert served as Vice President, Sales Transformation, Americas at International Business Machines Corporation. From June 2000 until December 2001, Ms. Wolpert served as Vice President, Central Region, Americas and from January 1999 until June 2000, served as Vice President, Business Operations, Americas. From January 1993 until December 1998, Ms. Wolpert served in various capacities at IBM, including General Manager System Sales, Latin America; Executive Assistant to the Chairman’s Office; General Manager, Northeast Area; Vice President of Operations, Northeast Area; and General Manager, Northern New England. IBM is a customer of and supplier to Teradyne.

BOARD OF DIRECTORS’ MATTERS

Determination of Director Independence

All members of the Board of Directors are independent, non-employee directors except Mr. Chamillard, Teradyne’s Chairman and Chief Executive Officer, and Mr. Bradley, Teradyne’s President. Messrs. Chamillard and Bradley do not participate in any action of the Board relating to their compensation or any other matter requiring action by only non-employee directors. The Board of Directors has determined that each of the independent directors meets the categorical standards adopted by the Board of Directors to determine director independence. These categorical standards for determining independence are attached as Appendix D to this proxy statement and are also available on Teradyne’s website at www.teradyne.com under the “Corporate Governance” section of the “Investors” link.

Board Meetings

The Board of Directors met five times and took action by unanimous written consent three times during the fiscal year ended December 31, 2003. The independent, non-employee directors held executive sessions in which they met without management after each of the five regularly scheduled Board meetings during 2003. Each non-management director serves, from time to time as service rotates among directors on a per meeting basis, as the presiding director at each executive session. During 2003, each director attended at least 75% of the total number of meetings of the Board of Directors and the total number of meetings of all the committees of the Board on which they serve, except Mr. Mulroney who attended 50% of the Nominating and Corporate Governance Committee meetings in 2003. Under Teradyne’s Corporate Governance Guidelines, each member of the Board is expected to attend the annual meeting of shareholders. All directors attended Teradyne’s 2003 Annual Meeting of Shareholders.

Board Committees

The Board has an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The members of each committee are appointed by the Board and are set forth below in this proxy statement. Actions taken by any committee of the Board are reported to the Board, usually at the next Board meeting following a committee meeting.

Throughout 2003, the Board of Directors continued to review the provisions of the Sarbanes-Oxley Act of 2002, the final rules of the SEC, and the final corporate governance rules and listing requirements of the NYSE. Based on this review, Teradyne’s Board of Directors adopted a Compensation Committee Charter in November 2003 and in March 2004, restated its Audit Committee Charter and adopted a Nominating and Corporate Governance Committee Charter and Corporate Governance Guidelines. The Audit Committee Charter is attached as Appendix A, the Compensation Committee Charter is attached as Appendix B, and the Nominating and Corporate Governance Committee Charter is attached as Appendix C. Copies of each charter are also posted on Teradyne’s website at www.teradyne.com under the “Corporate Governance” section of the “Investors” link and are also available upon written request to Teradyne, Inc., 321 Harrison Avenue, Boston, Massachusetts 02118, Attention: Investor Relations. Each committee annually reviews its charter and, commencing in 2004, will perform a self-evaluation. All members of all committees are independent, non-employee directors.

Audit Committee

The Audit Committee consists of Messrs. Carnesale, Mulroney (Chair) and O’Reilly, each of whom meet the independence requirements promulgated by the SEC, including Rule 10A-3(b)(1) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Section 303A.02 of the NYSE corporate governance rules. In addition, Teradyne’s Board of Directors has determined that each member of the Audit Committee is financially literate and that Mr. O’Reilly is an “audit committee financial expert” as defined in the rules and regulations promulgated under the Exchange Act. The Audit Committee’s oversight responsibilities include matters relating to Teradyne’s financial disclosure and reporting process, including the system of internal controls and the performance of Teradyne’s internal audit function, compliance with legal and regulatory requirements, and the appointment and activities of Teradyne’s independent auditors. The Audit Committee met ten times during 2003. The responsibilities of the Audit Committee and its activities during 2003 are more fully described in the Audit Committee Report contained in this proxy statement.

Compensation Committee

The Compensation Committee consists of Messrs. Bagley and Vallee and Ms. Wolpert (Chair), each of whom meet the independence requirements promulgated by the SEC, including Rule 10A-3(b)(1) pursuant to the Exchange Act, and Section 303A.02 of the NYSE corporate governance rules. Among other things, the Compensation Committee administers Teradyne’s stock option plans and certain other benefit plans, and is responsible for evaluating performance of and setting compensation for the Chief Executive Officer, and reviewing and approving the compensation of the other executive officers. The Compensation Committee met five times during 2003. The responsibilities of the Compensation Committee and its activities during 2003 are more fully described in the Compensation Committee Report contained in this proxy statement.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee consists of Messrs. Carnesale (Chair) and Mulroney, each of whom meet the independence requirements promulgated by the SEC, including Rule 10A-3(b)(1) pursuant to the Exchange Act, and Section 303A.02 of the NYSE corporate governance rules. The purpose of the Nominating and Corporate Governance Committee is to identify individuals qualified to become Board members, recommend to the Board the nominees for election or re-election as directors at the annual meeting of shareholders, develop and recommend to the Board a set of corporate governance principles, oversee and advise the Board with respect to corporate governance matters, and oversee the evaluation of the Board. The Nominating and Corporate Governance Committee identifies Board candidates through numerous sources, including recommendations from existing Board members, executive officers, and shareholders of Teradyne. Additionally, the Nominating and Corporate Governance Committee may identify candidates through engagements with executive search firms. The Nominating and Corporate Governance Committee met twice during 2003. The Nominating and Corporate Governance Committee recommended, and the Board of Directors adopted, standards for determining director independence which are attached as Appendix D to this proxy statement.

Qualifications of Director Candidates. In evaluating the suitability of individuals for Board membership, the Nominating and Corporate Governance Committee takes into account many factors, including whether the individual meets the requirements for independence, his or her professional expertise and educational background, and other factors that promote diversity of views and experience. The Nominating and Corporate Governance Committee evaluates each individual in the context of the entire Board, with the objective of recommending nominees that can best further the success of Teradyne’s business and represent shareholder interests. In furtherance of the foregoing, nominees recommended for director by the Nominating and Corporate Governance Committee or by shareholders must, at a minimum, meet the criteria established by the Nominating and Corporate Governance Committee, a copy of which is attached as Appendix E.

As discussed in more detail in the “CEO Transition” portion of the Compensation Committee Report, Mr. Bradley was elected a director, effective April 1, 2004. Given Mr. Bradley’s position as President of Teradyne, and, effective as of May 27, 2004, CEO of Teradyne, the Board of Directors as a group identified Mr. Bradley as a Board candidate.

Procedures for Shareholders to Recommend Director Candidates. Shareholders wishing to suggest candidates to the Nominating and Corporate Governance Committee for consideration as potential director nominees may do so by submitting the candidate’s name, experience, and other relevant information to the Teradyne Nominating and Corporate Governance Committee, 321 Harrison Avenue, Boston, Massachusetts 02118. Teradyne shareholders wishing to nominate directors may do so by submitting a written notice to the Clerk of Teradyne at the same address in accordance with the nomination procedures set forth in Teradyne’s By-Laws. The procedures are summarized in this proxy statement under the heading “Shareholder Proposals and Board Candidates.” The Clerk will provide the notice to the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee does not distinguish between nominees recommended by shareholders and other nominees.

Process for Shareholders to Communicate with Non-Management Directors. Shareholders who wish to communicate with the Board may do so by writing to Non-Management Directors, Board of Directors, Teradyne, Inc., 321 Harrison Avenue, Boston, Massachusetts 02118 or to nonmanagementdirectors@teradyne.com. The non-management directors have established procedures for handling communications from shareholders and have directed Teradyne’s Clerk to act as their agent in processing any communications received. All communications that relate to matters that are within the scope of the responsibilities of the Board and its committees are forwarded to the non-management directors. Communications that relate to matters that are within the responsibility of one of the Board committees are also to be forwarded to the chair of the appropriate committee. Communications that relate to ordinary business matters that are not within the scope of the Board’s responsibilities, such as consumer complaints, are sent to the appropriate executive. Solicitations, junk mail and obviously frivolous or inappropriate communications are not forwarded, but are made available to any non-management director who wishes to review them.

Director Compensation

All non-employee directors are compensated at the rate of $40,000 per year, plus reimbursement of reasonable expenses for travel and lodging in connection with attendance at meetings. Non-employee directors who serve as chair of a committee of the Board of Directors receive an additional $5,000 per year. Directors who are employees of Teradyne receive no compensation in their capacity as a director. Pursuant to the Teradyne Deferral Plan for Non-Employee Directors (the “Deferral Plan”), non-employee directors may elect to defer their cash compensation and have the cash invested into a cash-equivalent instrument or Teradyne deferred stock unit (“DSU”) and receive either the cash or underlying Teradyne Common Stock when they retire from the Board. Any such Teradyne Common Stock received by non-employee directors upon retirement is granted under Teradyne’s 1997 Employee Stock Option Plan.

Each non-employee director also is entitled to participate in the Teradyne 1996 Non-Employee Director Stock Option Plan, as amended (the “Director Plan”). The Director Plan, which was amended in 2003, provides for the automatic grant of stock options to each non-employee director as follows:

(i)	each non-employee director who became a Board member between August 26, 1999 and December 31, 2003 received an option to purchase 22,500 shares of Teradyne Common Stock upon joining the Board;

(ii)	each non-employee director who served as such on February 7, 2000, received an option to purchase 6,750 shares of Teradyne Common Stock on February 5, 2001;

(iii)	each non-employee director who joined the Board in February 2000 received an option to purchase 15,750 shares of Teradyne Common Stock on February 5, 2001;

(iv)	each non-employee director received, on the first Monday in February in each year beginning on February 5, 2001 and continuing through December 31, 2003, an option to purchase 11,250 shares of Teradyne Common Stock;

(v)	each non-employee director who becomes a Board member on or after January 1, 2004, will receive an option to purchase 25,000 shares of Teradyne Common Stock upon joining the Board; and

(vi)	each non-employee director will receive, on the first Monday in February of each year during the period beginning on January 1, 2004 and continuing throughout the term of the Director Plan, an option to purchase 15,000 shares of Teradyne Common Stock.

In 2003, the Director Plan was administered by the Compensation Committee of the Board of Directors of Teradyne. Options granted under the Director Plan expire seven years from the grant date. Options granted under the Director Plan prior to February 5, 2001 become exercisable at the rate of 25% per year and options granted on or after February 5, 2001 are immediately exercisable. The exercise price per share for all options granted under the Director Plan is equal to the fair market value per share of Teradyne Common Stock on the grant date.

As of December 31, 2003, options to purchase 434,250 shares of Teradyne Common Stock under the Director Plan were outstanding at a weighted average exercise price of $43.22.

Non-Employee Director Stock Ownership Guidelines

During 2003, the Compensation Committee, in conjunction with Teradyne’s Nominating and Corporate Governance Committee, established stock ownership guidelines for all non-employee directors. Teradyne’s stock ownership guidelines are designed to align the interests of Teradyne’s directors with those of its shareholders and to ensure that the directors have a financial stake in Teradyne’s success. The stock ownership guidelines provide that the non-employee directors should attain and maintain an investment level in Teradyne’s stock equal to three times the director’s annual cash retainer. Such investment levels should be attained within five years from the later of the date of Teradyne’s adoption of the ownership guidelines and the director’s initial election to the Board. Shares owned by the non-employee directors, shares held in trust over which the non-employee director has or shares investment and voting power, and shares issuable pursuant to the Deferral Plan are counted towards attaining the required investment level. Options, whether vested or unvested, do not count.

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth as of April 5, 2004 information relating to the beneficial ownership of Teradyne’s Common Stock by each director, each executive officer named in the Summary Compensation Table on page 12, and by all directors and executive officers as a group.

Name	Amount and Nature of Ownership(1)(2)	Percent of Class
James W. Bagley(3)	141,131	*
Gregory M. Beecher	211,800	*
Michael A. Bradley(4)	372,978	*
Albert Carnesale	67,550	*
John M. Casey	269,771	*
George W. Chamillard(5)	1,122,322	*
John P. Mulroney	90,210	*
Vincent M. O’Reilly	68,949	*
Edward Rogas, Jr.(6)	393,853	*
Richard E. Schneider(7)	225,491	*
Roy A. Vallee(8)	95,201	*
Patricia S. Wolpert(9)	84,050	*
All executive officers and directors as a group (16 people consisting of 10 executive officers and 6 non-employee directors)(10)	3,377,297	1.74%

*	less than 1%

(1)	Unless otherwise indicated, the named person possesses sole voting and dispositive power with respect to the shares. The address for each named person is: c/o Teradyne, Inc., 321 Harrison Avenue, Boston, Massachusetts 02118.

(2)	Includes shares of Common Stock which have not been issued but which either (i) are subject to options which either are presently exercisable or will become exercisable within 60 days of April 5, 2004, or (ii) with respect to certain non-employee directors, are issuable pursuant to the Deferral Plan within 90 days of the date the non-employee director ceases to serve as such as follows: Mr. Bagley, 72,951 shares (including 6,201 shares issuable pursuant to the Deferral Plan); Mr. Beecher, 208,711 shares; Mr. Bradley, 307,381 shares; Mr. Carnesale, 66,750 shares; Mr. Casey, 217,771 shares; Mr. Chamillard, 877,569 shares; Mr. Mulroney, 66,750 shares; Mr. O’Reilly, 67,949 shares (including 1,199 shares issuable pursuant to the Deferral Plan); Mr. Rogas, 304,381 shares; Mr. Schneider, 205,161 shares; Mr. Vallee, 93,201 shares (including 6,201 shares issuable pursuant to the Deferral Plan); Ms. Wolpert, 66,750 shares; all directors and executive officers as a group, 2,739,622 shares (including 13,601 shares issuable pursuant to the Deferral Plan).

(3)	Includes 68,180 shares of Common Stock held in a family trust for the benefit of Mr. Bagley and his wife.

(4)	Includes 65,597 shares of Common Stock over which Mr. Bradley shares voting and dispositive power.

(5)	Includes 3,456 shares of Common Stock over which Mr. Chamillard shares voting and dispositive power.

(6)	Includes 87,652 shares of Common Stock held in a family trust for the benefit of Mr. Rogas’ children.

(7)	Includes 17,023 shares of Common Stock over which Mr. Schneider shares voting and dispositive power.

(8)	Includes 2,000 shares of Common Stock held in a family trust for the benefit of Mr. Vallee and his wife.

(9)	Includes 3,000 shares of Common Stock held by Ms. Wolpert’s husband. Ms. Wolpert disclaims beneficial ownership as to all such shares.

(10)	The group is comprised of the individuals named in the Summary Compensation Table on page 12, the remaining executive officers of Teradyne, and those persons who were directors of Teradyne on April 5, 2004. Includes (i) an aggregate of 2,739,622 shares of Common Stock which the directors and executive officers as a group have the right to acquire by exercise of stock options within 60 days of April 5, 2003 granted under Teradyne’s stock plans, (ii) an aggregate of 13,601 shares of Common Stock issuable to non-employee directors pursuant to the Deferral Plan, and (iii) an aggregate of 3,000 shares held by members of the group, as to which beneficial ownership is disclaimed.

Listed below are certain persons who, based upon Schedule 13G and 13G/A filings made since December 31, 2003, own beneficially, as of the dates indicated below, more than five percent of Teradyne’s Common Stock.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Capital Group International, Inc.(1)	25,240,420	13.2%
11100 Santa Monica Boulevard, 15th Floor Los Angeles, California 90025

FMR Corp.(2)	23,451,061	12.3%
82 Devonshire Street Boston, Massachusetts 02109

PEA Capital LLC(3)	11,220,700	5.9%
888 San Clemente Drive, Suite 100 Newport Beach, California 92660

Capital Guardian Trust Company (4)	9,738,590	5.1%
11100 Santa Monica Boulevard Los Angeles, California 90025

(1)	According to a Schedule 13G/A filed on February 13, 2004, Capital Group International, Inc. (“Capital Group”) had, as of February 11, 2004, sole dispositive power with respect to all of the shares and sole voting power with respect to 22,981,460 shares. Capital Group is the parent holding company of a group of investment management companies including the bank, Capital Guardian Trust Company, discussed in Note (4) below, that hold investment power and, in some cases, voting power over the shares. Capital Group does not have direct investment power or voting power over any of the shares, however, Capital Group may be deemed to “beneficially own” such shares by virtue of Rule 13d-3 under the Exchange Act. Shares held by Capital Guardian Trust Company as discussed in Note (4) below are included in Capital Group’s holdings.

(2)	According to a Schedule 13G/A filed on February 16, 2004, FMR Corp. had sole dispositive power with respect to all of the shares and sole voting power with respect to 3,754,527 shares, as of December 31, 2003.

(3)	According to a Schedule 13G filed on February 13, 2004, PEA Capital LLC had sole dispositive power and sole voting power with respect to all of the shares, as of February 10, 2004.

(4)	According to a Schedule 13G filed on February 13, 2004, Capital Guardian Trust Company, a subsidiary bank of the Capital Group discussed in Note (1) above, had sole dispositive power with respect to all of the shares, and sole voting power with respect to 7,524,640 shares, as of February 11, 2004.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires Teradyne’s directors, executive officers and any person who owns more than 10% of Teradyne’s Common Stock to file reports of initial Common Stock ownership and changes in Common Stock ownership with the SEC and the NYSE. Such persons are required by SEC regulations to furnish Teradyne with copies of all Section 16(a) forms that they file. Based solely on a review of these forms and written representations received by Teradyne from its directors and executive officers, Teradyne believes that during the year January 1, 2003 through December 31, 2003, all Section 16 filing requirements were met, except that Mr. James W. Bagley and Mr. Roy A. Vallee, each directors of Teradyne, failed to timely file Forms 4 with respect to the beneficial ownership of 673 DSUs beneficially owned by each of them pursuant to the Deferral Plan as of January 2, 2003 and 729 DSUs beneficially owned by each of them pursuant to the Deferral Plan as of March 31, 2003.

EXECUTIVE COMPENSATION

The following Summary Compensation Table sets forth the compensation for the three fiscal years most recently ended received by Teradyne’s Chief Executive Officer and its five other most highly compensated executive officers (collectively referred to as the “Named Executive Officers”).

SUMMARY COMPENSATION TABLE

	Annual Compensation			Long-Term Compensation Awards Securities Underlying Options/SARs(#)	All Other Compensation (3)
Name And Principal Position	Year	Salary (1)	Bonus(2)
George W. Chamillard	2003	$608,400	$395,460	300,000	$41,308
Chairman of the Board of Directors	2002	591,500	344,760	300,000	37,156
and Chief Executive Officer(4)	2001	616,850	324,480	602,569	54,182

Michael A. Bradley	2003	368,325	234,260	115,000	22,011
President(5)	2002	332,650	192,319	115,000	18,711
	2001	333,063	153,300	116,381	25,408

Edward Rogas, Jr	2003	355,050	192,319	115,000	21,768
Senior Vice President	2002	341,006	192,319	115,000	19,735
	2001	351,004	161,558	116,381	28,374

John M. Casey	2003	283,500	143,325	80,000	3,906
Senior Vice President(6)	2002	275,625	143,325	80,000	1,861
	2001	287,438	132,300	63,571	1,731

Gregory R. Beecher	2003	260,357	148,339	100,000	21,853
Vice President and	2002	240,000	133,714	100,000	20,410
Chief Financial Officer(7)	2001	175,521	132,572	155,961	8,776

Richard E. Schneider	2003	260,357	148,339	100,000	12,148
President, Connection Systems Division	2002	240,000	133,714	100,000	11,690
	2001	185,686	123,429	80,961	8,982

(1)	The amounts in the “Salary” column represent the annual base salary for each of the Named Executive Officers, which is paid monthly.

(2)	The amounts in the “Bonus” column represent payments made under Teradyne’s Variable Compensation Plan only, as no payments were made under Teradyne’s Cash Profit Sharing Plan for 2001 through 2003.

(3)

The amounts in the “All Other Compensation” column represent the matching contributions that Teradyne makes to Teradyne’s Savings Plan and Supplemental Savings Plan and the imputed dollar value of insurance premiums relating to Teradyne’s split dollar life insurance policies (“Imputed Insurance Values”). The amounts representing the Imputed Insurance Values for the years 2003, 2002 and 2001, respectively, are as follows: Mr. Chamillard: $12,713, $9,677, and $8,867; Mr. Bradley: $5,192, $4,132, and $2,627; Mr. Rogas: $5,347, $4,658, and $4,366; Mr. Casey: $2,134, $1,861, and $1,731; Mr. Beecher: $2,149 and $1,781 (Mr. Beecher joined Teradyne during 2001); and Mr. Schneider: $2,148, $1,690, and $482. Previously reported “All Other Compensation” amounts for fiscal year 2001 were revised.

(4)	Mr. Chamillard also served as President of Teradyne until May 21, 2003. Effective as of May 27, 2004, Mr. Chamillard will resign as Chief Executive Officer of Teradyne but will remain Chairman of the Board of Directors. With this change in mind, the Compensation Committee has made certain compensation decisions relating to 2004 compensation for Mr. Chamillard. (Please refer to the “CEO Transition” portion of the Compensation Committee Report.)

(5)	Mr. Bradley served as President of Teradyne’s Semiconductor Test Division until May 21, 2003. Mr. Bradley was appointed President of Teradyne on May 22, 2003 and elected as a director of Teradyne on April 1, 2004. Mr. Bradley will become Chief Executive Officer of Teradyne effective May 27, 2004. (Please refer to the “CEO Transition” portion of the Compensation Committee Report.)

(6)	Mr. Casey served as President of Teradyne’s Circuit Board Test and Inspection Division during 2003 and until January 8, 2004. Mr. Casey was appointed Senior Vice President of Teradyne on January 9, 2004.

(7)	Mr. Beecher joined Teradyne in March 2001. The amount in the “Bonus” column for 2001 includes a $40,000 bonus Mr. Beecher received upon joining Teradyne.

The following table provides information with respect to Teradyne stock option grants to the Named Executive Officers in 2003. Teradyne did not grant any stock appreciation rights in 2003.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

	Number of Securities Underlying Options Granted(1)	Percentage of Total Options Granted to Employees in Fiscal Year	Exercise Price($/ share)	Expiration Date	Potential Realizable Value At Assumed Annual Rates of Stock Price Appreciation Over the Option Term(2)
Name					5%	10%
George W. Chamillard	300,000	4.55%	$11.66	4/28/10	$1,424,037	$3,318,612
Michael A. Bradley	115,000	1.74%	11.66	4/28/10	545,881	1,272,135
Edward Rogas, Jr	115,000	1.74%	11.66	4/28/10	545,881	1,272,135
John M. Casey	80,000	1.21%	11.66	4/28/10	379,743	884,963
Gregory R. Beecher	100,000	1.52%	11.66	4/28/10	474,679	1,106,204
Richard E. Schneider	100,000	1.52%	11.66	4/28/10	474,679	1,106,204

(1)	Stock options were granted under Teradyne’s 1991 Employee Stock Option Plan at an exercise price equal to the fair market value of Teradyne’s Common Stock on the grant date. The stock options granted to the Named Executive Officers in 2003 have a term of seven years from the grant date and become exercisable as follows: 20% on the grant date and 20% on each anniversary of the grant date.

(2)	Amounts reported in these columns represent amounts that may be realized upon exercise of the options immediately prior to the expiration of their term assuming the specified compounded rates of appreciation (5% and 10%) of Teradyne’s Common Stock over the term of the options. These numbers are calculated based on rules promulgated by the SEC and do not reflect Teradyne’s estimate of future stock price increases. Actual gains, if any, on stock option exercises and Common Stock holdings are dependent on the timing of such exercise and the future performance of Teradyne’s Common Stock. There can be no assurance that the rates of appreciation assumed in this table can be achieved or that the amounts reflected will be received by the individuals.

The following table provides information on stock option exercises in 2003 by the Named Executive Officers and the value of each such officer’s unexercised options at December 31, 2003.

AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUES

	Shares Acquired on Option Exercises During 2003	Value Realized	Number of Securities Underlying Unexercised Options Held at December 31, 2003		Value of Unexercised In-the-Money Options at December 31, 2003(1)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable

George W. Chamillard	310,000	$2,017,514	767,569	690,000	$3,156,137	$5,649,600

Michael A. Bradley	170,000	1,129,266	254,381	222,000	949,844	1,991,340

Edward Rogas, Jr.	190,000	1,261,604	259,381	222,000	949,844	1,991,340

John M. Casey	102,000	655,669	186,571	149,500	621,384	1,358,750

Richard E. Schneider	36,000	244,649	166,161	179,800	779,562	1,701,280

Gregory R. Beecher	0	0	138,461	217,500	654,492	1,636,850

(1)	Option values are based on a stock price of $25.44, the closing price of Teradyne’s Common Stock on December 31, 2003.

Retirement Benefits

Teradyne established a Retirement Plan for the purpose of providing a lifetime annual income upon retirement to substantially all employees who were employed by Teradyne prior to January 1, 2000, including officers of Teradyne and its United States subsidiaries. Membership in the Retirement Plan began after one year of employment with Teradyne. The Retirement Plan provides for credit toward retirement income for years of employment with Teradyne prior to January 1, 2000 based upon a formula tied to average compensation from 1995 through 1999. For years of service after December 31, 1999, credit towards retirement income is determined on a yearly basis and is equal to the sum for each year of credited service under the Retirement Plan of (1) .75% of the employee’s compensation for the year which is under the defined covered compensation for the year and (2) 1.5% of the amount of the employee’s compensation for the year that exceeds the covered compensation for the year. The covered compensation under the Retirement Plan is based on the average of the social security wage basis in effect during the thirty-five years up to and including normal retirement age. However, federal tax law limitations on the total amount of benefits which a participant may receive under qualified retirement plans may limit some participants’ benefits under the Retirement Plan.

Under the Retirement Plan, accumulated annual retirement income vests partially after three years of service with Teradyne and becomes fully vested after seven years of service or upon normal, early or disability retirement. Benefits are payable in the form of an annuity either at normal retirement age, upon early retirement or upon disability. The Retirement Plan also provides for certain benefits to a surviving spouse.

In 1999, Teradyne offered all eligible domestic employees participating in the Retirement Plan a choice to either continue to be eligible for and to continue to accrue benefits under the Retirement Plan or to have the Retirement Plan benefits stop accruing and instead become eligible for an increased matching contribution by Teradyne under the Teradyne Savings Plan. The accrued Retirement Plan benefits of those employees who elected the increased matching option were frozen on January 1, 2000. In addition, beginning in the year 2000, all newly hired Teradyne employees participate exclusively in this Savings Plan in lieu of participating in the Retirement Plan.

Teradyne also maintains the Teradyne Supplemental Executive Retirement Plan (the “SERP”). Under the SERP, annual pensions for Messrs. Chamillard, Rogas, Bradley, Casey and Schneider and other employees are computed based on model compensation. (See discussion of model compensation under the Compensation Committee Report.)

PENSION PLAN TABLE

	Years of Service
Five Year Average Compensation	10	15	20	25	30	35	40
$ 500,000	$71,700	$107,500	$143,400	$179,200	$215,100	$250,900	$286,800
600,000	86,700	130,000	173,400	216,700	260,100	303,400	346,800
700,000	101,700	152,500	203,400	254,200	305,100	355,900	406,800
800,000	116,700	175,000	233,400	291,700	350,100	408,400	466,800
900,000	131,700	197,500	263,400	329,200	395,100	460,900	526,800
1,000,000	146,700	220,000	293,400	366,700	440,100	513,400	586,800
1,100,000	161,700	242,500	323,400	404,200	485,100	565,900	646,800
1,200,000	176,700	265,000	353,400	441,700	530,100	618,400	706,800
1,300,000	191,700	287,500	383,400	479,200	575,100	670,900	766,800
1,400,000	206,700	310,000	413,400	516,700	620,100	723,400	826,800
1,500,000	221,700	332,500	443,400	554,200	665,100	775,900	886,800
1,600,000	236,700	355,000	473,400	591,700	710,100	828,400	946,800
1,700,000	251,700	377,500	503,400	629,200	755,100	880,900	1,006,800

The pension formula is identical to that of the Retirement Plan, except an employee’s annual pension is based on the employee’s highest consecutive sixty (60) months of model compensation. The resulting benefit is reduced by the benefit received from the Retirement Plan. The above table shows the estimated annual benefits payable to covered participants in the United States upon retirement at age 65 under both the Retirement Plan and the SERP. The amounts shown are computed on a single life annuity basis and are not subject to deductions for Social Security benefits or other amounts. Remuneration for purposes of the table is based upon an employee’s average model compensation for the five-year period preceding retirement.

The Named Executive Officers have been credited as of January 1, 2004 with the following years of service: Mr. Chamillard, 34 years; Mr. Rogas, 27 years; Mr. Bradley, 24 years; Mr. Casey, 26 years and Mr. Schneider, 16 years (Mr. Schneider elected to discontinue Retirement Plan participation in 2000). Mr. Beecher is not a participant in the Retirement Plan or the SERP.

Change in Control Arrangements

Teradyne entered into Executive Officer Change in Control Agreements with certain of its executive officers including each of the Named Executive Officers. In the event that Teradyne experiences a “Change in Control” (as defined in the Executive Officer Change in Control Agreements) and a Named Executive Officer is terminated without “Cause” or if he or she terminates employment with “Good Reason” (each as defined in the Executive Officer Change in Control Agreements), such Named Executive Officer will receive the following benefits: (i) the full acceleration of the vesting of his or her options; and (ii) in the event that any payments or benefits such Named Executive Officer receives from Teradyne are subject to excise tax under Section 280G of the Internal Revenue Code, Teradyne will pay such Named Executive Officer an additional amount so that the net amount retained by such Named Executive Officer after deduction of (x) any excise tax and (y) any federal, state and local tax and excise tax imposed upon the additional amount, shall be equal to the value of such payments or benefits.

COMPENSATION COMMITTEE REPORT

Overview and Philosophy

Teradyne’s executive compensation program is currently and in 2003 was administered by the Compensation Committee of the Board of Directors which is comprised entirely of independent directors. The Compensation Committee is responsible for developing and making recommendations to the Board of Directors on all compensation policies. In addition, the Compensation Committee, pursuant to authority delegated by the Board of Directors, determines on an annual basis the cash and equity compensation to be paid to Teradyne’s Chief Executive Officer and reviews and approves the cash and equity compensation of Teradyne’s other executive officers. The specific duties and responsibilities of the Compensation Committee are further described in the Compensation Committee Charter, which is attached as Appendix B and is also available on Teradyne’s website at www.teradyne.com under the “Corporate Governance” section of the “Investors” link.

Teradyne’s executive compensation program is designed to provide competitive levels of compensation that (1) assist Teradyne in attracting and retaining qualified executives, (2) motivate these individuals to achieve Teradyne’s strategic and financial goals and (3) link executive compensation closely to corporate performance. In setting cash compensation levels for executive officers, the Compensation Committee takes into account such factors as: Teradyne’s historical financial performance and its future financial goals; the general and industry-specific business environment; annual and long-term performance goals; and corporate and group performance.

Each year the Compensation Committee conducts a full review of Teradyne’s executive compensation program. During 2003, the Compensation Committee engaged an independent compensation consulting firm to review Teradyne’s executive compensation policies and practices, including a review of the competitiveness of the cash and equity compensation levels of Teradyne’s executive officers. The consulting firm prepared a comprehensive report comparing Teradyne’s executive officer compensation program, including base salary, model compensation, total cash compensation, equity programs, short and long-term incentives, and benefits and perquisites, to a peer group of publicly traded companies in comparable industries and with comparable revenues and market capitalization. Some of these comparable companies are represented in the S&P Information Technology 500 Index appearing in the Performance Graph on page 25 herein. The consulting firm’s report also contained a summary of the impact of proposed stock option expensing requirements and the use of alternative forms of equity compensation, including restricted stock and stock appreciation rights.

During 2003, the Compensation Committee reviewed and evaluated proposed rules and regulations relating to stock option expensing, closely monitored the external market for changes in equity compensation practices and evaluated the benefits and effectiveness of stock options against other forms of equity compensation, including restricted stock. The Compensation Committee intends to continue with this evaluation during 2004 and, as the rules and regulations evolve or become finalized, may consider, if appropriate, changes to Teradyne’s current executive equity compensation program.

Executive Officer Compensation Program

Teradyne’s executive officer compensation program consists of cash compensation received pursuant to its Cash Compensation Plan and Cash Profit Sharing Plan, long-term compensation under Teradyne’s equity compensation, savings and retirement plans, and various other benefits generally available to employees of Teradyne.

Cash Compensation Plan

Under Teradyne’s Cash Compensation Plan, the Compensation Committee assigns to each executive officer and all other senior employees eligible to participate in the plan, at the beginning of each year, a “model compensation” amount. The model compensation amount is based on salary surveys of similarly sized electronics companies, and on an as-adjusted basis, larger sized companies, some of which are represented in the S&P Information Technology 500 Index appearing in the Performance Graph on page 25 herein.

Once the Compensation Committee has determined model compensation for each executive officer and senior employee, the actual cash compensation paid to each executive officer and senior employee under the Cash Compensation Plan is divided into two components: (1) a fixed monthly salary and (2) an annual variable amount based upon overall corporate and group performance (referred to herein as “Variable Compensation”). The fixed salary amount is set at a level which is below the particular executive officer or senior employee’s model compensation, and the Variable Compensation is based upon factors which, if achieved, would entitle the executive officer or senior employee to reach or exceed model compensation.

The amount of Variable Compensation each executive officer and senior employee receives is a function of four factors:

(A)	The employee’s base annual salary as of the end of the year;

(B)	Overall corporate performance versus goals;

(C)	Performance of the individual business group versus goals; and

(D)	The employee’s “variable compensation factor,” which is determined by the Compensation Committee on the basis of the employee’s responsibility and experience level.

An employee’s “variable compensation factor” is a percentage of his or her base annual salary, starting at 10% for new participants. At greater levels of responsibility and experience, the variable compensation factor may increase to or exceed 180% of base annual salary. An employee’s model compensation is set assuming a 50% payout of the variable compensation factor. Accordingly, in a given year an employee may achieve more or less than his or her model compensation depending on corporate and business group performance.

At year-end, the Compensation Committee evaluates Teradyne’s overall performance versus goals and each individual group’s performance versus goals. Given the dynamics of the business, Teradyne’s Cash Compensation Plan relies heavily on the Compensation Committee’s assessment of performance.

Specifically for 2003, in determining Variable Compensation payouts, the Compensation Committee took the following factors into consideration in evaluating both overall corporate performance and the performance of Teradyne’s individual business groups: (1) the extent to which quantitative and qualitative plans were met for the year, with an emphasis on profitability, return on net assets and market share; (2) the extent to which process improvement results were achieved; (3) the extent to which 2003 results verified each group’s strategy and improved its strategic position; and (4) the extent to which each group’s 2003 mid-term plan and strategy was credible and contributed to Teradyne’s ability to adapt to changes in the marketplace or environment. The Compensation Committee weighed each of the four factors approximately equally in setting Variable Compensation amounts.

In 2003, total cash compensation for all executive officers from Teradyne’s Cash Compensation Plan ranged from 5% to 18% below model compensation.

Cash Profit Sharing Plan

Under Teradyne’s Cash Profit Sharing Plan, Teradyne distributes 10% of its pre-tax profit to all eligible employees, including executive officers. Cash awards under the Cash Profit Sharing Plan are calculated based on the same percentage of salary for all employees and are made to employees of Teradyne on an equal basis.

During 2003, no Teradyne employee received a distribution under the Cash Profit Sharing Plan.

Long-Term Compensation

Teradyne’s long-term incentive plan for employees, including executive officers, is designed to align executive compensation with shareholder return and to create and implement a program which will attract and retain talented employees and executives. The program consists of awards of stock options and of rights to purchase Teradyne stock. Stock option grants are made under one of Teradyne’s two stock plans pursuant to which employees may receive such awards and are generally granted annually to employees, including the Chief Executive Officer, based upon each employee’s relative contribution, performance, and responsibility within Teradyne. The factors taken into account by the Compensation Committee in determining each executive officer’s relative contribution, performance, and responsibility within Teradyne include: the executive officer’s level of model compensation, the executive officer’s position, the executive officer’s performance, and the executive officer’s current and expected responsibilities. These factors are reviewed by the Compensation Committee when determining the stock option awards for each executive officer. Teradyne, and in 2003 with the help of an independent consultant, conducts surveys of various companies, some of which are represented in the Performance Graph’s S&P Information Technology 500 Index, to verify that the relative percentages of stock options granted to its employees, including its Chief Executive Officer and its other executive officers, are consistent with high technology industry practice, are within the range of stock options granted by the surveyed companies, and are competitive with the relative percentages of stock options granted by the surveyed companies.

Under Teradyne’s 1996 Employee Stock Purchase Plan, which is administered by the Compensation Committee, eligible participating employees may purchase, via payroll deductions, Teradyne’s Common Stock. The purchase price is an amount equal to the lesser of (a) 85% of the fair market value of the Common Stock on the first business day of the payment period (or the first business day of the portion of the payment period beginning in July 1, in the case of employees who participate in the plan effective July 1 of the payment period) or (b) 85% of the fair market value of the Common Stock on the last business day of the payment period. Teradyne’s 1996 Employee Stock Purchase Plan is described in detail on page 26 and the full text of the plan is attached as Appendix F.

Stock Ownership Guidelines

During 2003, the Compensation Committee, in-conjunction with Teradyne’s Nominating and Corporate Governance Committee, established stock ownership guidelines for all Teradyne officers with annual base salaries of $200,000 or more. Teradyne’s stock ownership guidelines are designed to align the interests of Teradyne’s officers with those of its shareholders and to ensure that the officers responsible for overseeing Teradyne’s operations have a financial stake in Teradyne’s success. The stock ownership guidelines provide that the Chief Executive Officer should attain and maintain an investment level in Teradyne’s stock equal to three times his annual base salary. All other executive officers should attain and maintain an investment level equal to two times their annual base salary and non-executive officers with annual base salaries of $200,000 or more should attain and maintain an investment level equal to their annual base salary. In each case, such investment levels should be attained within five years from the later of the date of Teradyne’s adoption of the ownership guidelines and the date upon which the officer becomes subject to the guidelines. Shares owned by such officers and shares held in trust over which the officer has or shares investment and voting power are counted towards attaining the required investment level. Options, whether vested or unvested, do not count.

Chief Executive Officer Compensation

Mr. Chamillard, in his capacity as Chief Executive Officer, is eligible to participate in the same executive compensation programs available to other Teradyne executive officers. In establishing the Chief Executive

Officer’s compensation, the Compensation Committee performs an annual evaluation of the Chief Executive Officer’s performance and discusses that evaluation with the full Board of Directors. The results of the evaluation are then considered by the Compensation Committee in reviewing and establishing the Chief Executive Officer’s compensation. Mr. Chamillard’s total cash compensation for 2003, awarded under Teradyne’s Cash Compensation Plan, was $1,003,860, which is approximately 22% less than Mr. Chamillard’s 2003 model compensation of $1,284,400. Mr. Chamillard’s 2003 cash compensation awarded pursuant to Teradyne’s Cash Compensation Plan is a 7% increase over his 2002 cash compensation. Mr. Chamillard’s 2003 cash compensation consisted of a base salary amount of $676,000 which was set by the Compensation Committee, in conjunction with his model compensation amount, based upon salary surveys of chief executive officers for similarly sized electronics companies. Mr. Chamillard received a 2003 base salary amount of $608,400, which amount reflects a 10% base salary cut for all of 2003. Also included in Mr. Chamillard’s cash compensation amount was Mr. Chamillard’s Variable Compensation payout for 2003 of $395,460. Mr. Chamillard’s Variable Compensation payouts are determined based upon the same factors as those used for Teradyne’s other executive officers who have general responsibilities within Teradyne, rather than responsibilities for one specific business group within Teradyne. Each of such executive officer’s Variable Compensation payout is based 50% upon the performance of Teradyne as a whole and 50% upon the average of the performances of each of the individual business groups within Teradyne.

As was the case with all eligible Teradyne employees, Mr. Chamillard received no cash compensation in 2003 pursuant to Teradyne’s Cash Profit Sharing Plan.

The stock options granted to Mr. Chamillard during 2003 are consistent with the design of Teradyne’s overall long-term compensation program and are shown in the Summary Compensation Table herein. The grant to Mr. Chamillard of an option to purchase 300,000 shares represented 4.55% of the total option shares awarded to all employees during 2003. The actual number of stock options granted to Mr. Chamillard was based upon several factors, including (1) his individual performance, (2) his stock option position in Teradyne relative to the other executive officers who received option grants on the same date, (3) his stock option position versus CEOs and Chairpersons in comparable companies, (4) Teradyne’s overall performance, (5) his expected contributions to the future success of Teradyne and (6) industry practices. The Compensation Committee determined that, based on these factors, Mr. Chamillard’s option grant should be 300,000 shares.

CEO Transition

On April 2, 2004, Teradyne announced that Mr. Bradley was elected as a director of Teradyne, effective April 1, 2004 and that effective May 27, 2004, Mr. Bradley will become the CEO of Teradyne. Mr. Chamillard will continue as Chairman of the Board and throughout the remainder of 2004 he will remain an employee assisting Mr. Bradley with the transition. Mr. Chamillard will retire as an employee on December 31, 2004 but will continue to remain as Chairman of the Board. With this change in mind, the Compensation Committee determined that Mr. Chamillard’s annual model compensation will remain at $1,284,400 until May 27, 2004, at which time his annual model compensation will be adjusted to $642,200 for the remainder of 2004. Mr. Bradley’s compensation as CEO will be reviewed in accordance with Teradyne’s normal review schedule. The 2004 Variable Compensation payout for each of Messrs. Chamillard and Bradley will be determined at the Committee’s January 2005 meeting. The total compensation for 2004 for Messrs. Chamillard and Bradley will be disclosed in Teradyne’s 2005 proxy statement.

Deductibility of Executive Compensation

In general, under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), Teradyne cannot deduct, for federal income tax purposes, compensation in excess of $1 million paid to certain executive officers. This deduction limitation does not apply, however, to compensation that constitutes “qualified performance-based compensation” within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder. Teradyne has considered the limitations on deductions imposed by Section 162(m) of the Code, and it is Teradyne’s present intention that, for so long as it is consistent with its overall compensation objectives, substantially all tax deductions attributable to executive compensation will not be subject to the deduction limitations of Section 162(m) of the Code.

COMPENSATION COMMITTEE

    Patricia S. Wolpert (Chair)

    James W. Bagley

    Roy A. Vallee

The information contained in the report above shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except to the extent that Teradyne specifically incorporates it by reference in any such filing.

Compensation Committee Interlock and Insider Participation

Messrs. Bagley and Vallee and Ms. Wolpert comprised the Compensation Committee for 2003. There are no members of the Compensation Committee who were officers or employees of Teradyne or any of its subsidiaries during 2003, formerly officers of Teradyne, or had any relationship otherwise requiring disclosure hereunder.

AUDIT COMMITTEE REPORT

The Board of Directors has an Audit Committee with oversight responsibilities that include matters relating to Teradyne’s financial disclosure and reporting process, including the system of internal controls and the performance of Teradyne’s internal audit function, compliance with legal and regulatory requirements, and the appointment and activities of Teradyne’s independent auditors. The Audit Committee regularly discusses with Teradyne’s management and the independent auditors the financial information developed by Teradyne, Teradyne’s systems of internal controls and its internal audit process. The Audit Committee recommends to the Board of Directors each year the appointment of the independent auditors and reviews periodically the auditors’ performance and independence. The Audit Committee meets with the independent auditors (both with and without the presence of Teradyne’s management) to review and discuss the matters required to be discussed by Statement on Auditing Standards Nos. 61 and 90, as amended (Communications with Audit Committees), including various matters pertaining to the audit, such as Teradyne’s financial statements, the report of the independent auditors on the results, scope and terms of their work, and their recommendations concerning the financial practices, controls, procedures and policies employed by Teradyne, and Teradyne’s compliance with legal and regulatory requirements that were effective in 2003.

The Board of Directors has adopted a written charter for the Audit Committee setting out the Audit Committee’s responsibilities. The Audit Committee continually reviews the relevant requirements of the Sarbanes-Oxley Act of 2002, the rules of the SEC, and the rules and listing requirements of the NYSE regarding audit committees and audit committees policies. The Board of Directors approved a revised Audit Committee Charter on March 11, 2004 as a result of new rules and requirements. A copy of the revised Audit Committee Charter is attached to this proxy statement as Appendix A and also is available on Teradyne’s website at www.teradyne.com under the “Corporate Governance” section of the “Investors” link. Shareholders also may request a copy of the revised charter by writing to Teradyne, Inc., 321 Harrison Avenue, Boston, Massachusetts 02118, Attention: Investor Relations. The Audit Committee reviews the Audit Committee Charter annually and intends to further amend its charter, if necessary, as the rules and requirements continue to evolve.

Management has primary responsibility for Teradyne’s consolidated financial statements and the overall reporting process, including Teradyne’s system of internal controls. The independent auditors audit the annual consolidated financial statements prepared by management, express an opinion as to whether those consolidated financial statements fairly present the financial position, results of operations and cash flows of Teradyne in conformity with generally accepted accounting principles and discuss with the Audit Committee any issues they believe should be raised with the Audit Committee.

In 2004, the Audit Committee reviewed Teradyne’s audited financial statements for the fiscal year ended December 31, 2003 and met with both management and PricewaterhouseCoopers LLP (“PricewaterhouseCoopers”), Teradyne’s independent auditors, to discuss those financial statements. Management has represented to us that the financial statements were prepared in accordance with generally accepted accounting principles.

The Audit Committee has received from and discussed with PricewaterhouseCoopers the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with PricewaterhouseCoopers, PricewaterhouseCoopers’ independence. The Audit Committee also discussed with PricewaterhouseCoopers the matters required to be discussed by Statement on Auditing Standards Nos. 61 and 90, as amended (Communications with Audit Committee).

Based on these reviews and discussions with management and PricewaterhouseCoopers, the Audit Committee recommended to the Board of Directors that Teradyne’s audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2003. The Audit Committee, on behalf of the Board, also engaged PricewaterhouseCoopers to act as Teradyne’s independent auditors for the 2004 fiscal year.

The Audit Committee consists of Messrs. Carnesale, Mulroney and O’Reilly, each of whom meet the independence requirements promulgated by the SEC, including Rule 10A-3(b)(1) pursuant to the Exchange Act and Section 303A.02 of the NYSE corporate governance rules. Each member of the Audit Committee is able to read and understand fundamental financial statements. During 2003, in accordance with Section 407 of the Sarbanes-Oxley Act of 2002, the Board of Directors determined that Vincent M. O’Reilly is an “audit committee financial expert” as defined in the rules and regulations of the Exchange Act.

AUDIT COMMITTEE

    John P. Mulroney (Chair)

    Albert Carnesale

    Vincent M. O’Reilly

The information contained in the report above shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act or the Exchange Act, except to the extent that Teradyne specifically incorporates it by reference in any such filing.

Fees Paid to PricewaterhouseCoopers LLP

The following table sets forth the aggregate fees for services provided by PricewaterhouseCoopers for the fiscal years ended December 31, 2003 and December 31, 2002.

	2003	2002
Audit Fees	$1,036,000	$905,000
Audit-Related Fees	109,000	127,000
Tax Fees	448,000	672,000
All Other Fees	—	214,000

Total:	$1,593,000	$1,918,000

Audit Fees

These are fees related to professional services rendered for the audit of Teradyne’s annual financial statements, the reviews of Teradyne’s interim financial statements included in Teradyne’s quarterly reports on Forms 10-Q and services that are normally provided by PricewaterhouseCoopers in connection with other statutory and regulatory filings or engagements.

Audit-Related Fees

These are fees for assurance and related services that are reasonably related to the performance of the audit or review of Teradyne’s consolidated financial statements and are not reported under “Audit Fees.” These services include employee benefit plan audits, accounting consultations in connection with acquisitions and divestitures, attest services that are not required by statute or regulation, and consultations concerning financial accounting and reporting standards.

23

Tax Fees

These are fees for professional services rendered that are related to tax planning, federal, state and international tax compliance, assistance with tax audits and appeals, assistance with customs and duties audits, expatriate tax services, assistance related to the impact of mergers, acquisitions, and divestitures on tax return preparation, and due diligence services related to domestic and foreign subsidiaries.

All Other Fees

These are fees for services other than the services reported above. In 2003, there were no fees paid for other services. In 2002, these services included consulting services for an enterprise data warehouse system.

Teradyne’s Audit Committee has determined that the non-audit services provided by PricewaterhouseCoopers as set forth herein are compatible with maintaining PricewaterhouseCoopers’ independence.

Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent auditors in order to ensure that the provision of such services does not impair the auditors’ independence. These services may include audit services, audit-related services, tax services and other services.

In addition to generally pre-approving, on a case-by-case basis, services provided by the independent auditors, the Audit Committee has adopted a policy for the pre-approval of certain specified services which may be provided by the independent auditors. Under this policy, the Audit Commitee has pre-approved the auditors’ engagement for the provision of certain services set forth in a detailed list subject to a dollar limit of either $50,000 or $100,000, depending on the service. The services set forth on the list have been identified in a sufficient level of detail so that management will not be called upon to make a judgment as to whether a proposed service fits within the pre-approved service list. Pursuant to the policy, the Audit Committee is informed of the auditors’ provision, if any, of a pre-approved service on a timely basis in order to ratify the approval and management provides regular quarterly reports to the Audit Committee of the fees for any services performed under this pre-approval policy.

Availability of Corporate Governance Documents

Teradyne’s Corporate Governance Guidelines, and its Standards of Business Conduct (“Ethics Policy”) for all directors and all employees of Teradyne, including executive officers, as well as any waivers thereof granted to directors and executive officers, if any, and the charters for Teradyne’s Board of Directors committees are available on Teradyne’s website at www.teradyne.com under the “Corporate Governance” section of the “Investors” link.

24

PERFORMANCE GRAPH (1)(2)

The following graph compares the change in Teradyne’s cumulative total shareholder return in its Common Stock with the Standard & Poor’s 500 Index and the S&P Information Technology 500 Index. Teradyne changed its comparative index in 2003 to the S&P Information Technology 500 Index because the S&P High Technology Composite Index that was used in prior years was discontinued on December 31, 2001. The comparison assumes $100.00 was invested on December 31, 1998 in Teradyne’s Common Stock and in each of the foregoing indices and assumes reinvestment of dividends, if any.

	1998	1999	2000	2001	2002	2003

Teradyne, Inc.	$100.00	$311.50	$175.81	$142.25	$61.40	$120.12

S&P 500 Index	$100.00	$121.01	$109.99	$96.98	$75.59	$97.24

S&P Information Technology 500 Index	$100.00	$178.72	$105.63	$78.32	$49.03	$72.17

(1)	This graph is not “soliciting material,” is not deemed filed with the SEC and is not to be incorporated by reference in any Teradyne filing under the Securities Act or the Exchange Act whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

(2)	The stock price performance shown on the graph is not necessarily indicative of future price performance. Information used on the graph was obtained from Hewitt Associates, a source believed to be reliable, but Teradyne is not responsible for any errors or omissions in such information.

25

PROPOSAL TO APPROVE AN AMENDMENT TO

1996 EMPLOYEE STOCK PURCHASE PLAN

Proposed Amendment

In March 2004, the Board of Directors adopted an amendment to the Teradyne 1996 Employee Stock Purchase Plan (the “1996 Purchase Plan”) which is the subject of this proposal. The Board of Directors has approved and recommends to the shareholders that they approve an amendment to the 1996 Purchase Plan that will increase the aggregate number of shares authorized for issuance under the 1996 Purchase Plan by 5,000,000 shares. The 1996 Purchase Plan, as amended, is attached as Appendix F.

Teradyne’s Employee Stock Purchase Plan provides a performance incentive to employees and encourages broad employee stock ownership in Teradyne. Teradyne’s Board of Directors believes that the proposed amendment is essential to permit Teradyne to continue the pursuit of these objectives.

The 1996 Purchase Plan was adopted by the Board of Directors on March 19, 1996, and approved by Teradyne’s shareholders on April 18, 1996. In March 2004, the Board of Directors adopted an amendment to the 1996 Purchase Plan to increase the aggregate number of shares of Common Stock that may be issued under the Plan by 5,000,000 shares which amendment is the subject of this proposal.

As of December 31, 2003, only 2.1 million shares remained authorized for issuance under the 1996 Purchase Plan. If the increase in the number of shares authorized for issuance under the 1996 Purchase Plan is not approved, Teradyne may become unable to provide suitable long-term, equity-based incentives to present and future employees.

Description of the 1996 Purchase Plan

The 1996 Purchase Plan is intended to provide an incentive to, and to encourage stock ownership by, all eligible employees of Teradyne and its participating subsidiaries so that they may share in Teradyne’s growth by acquiring or increasing their ownership interest in Teradyne. The 1996 Purchase Plan is designed to encourage eligible employees to remain in the employ of Teradyne and its participating subsidiaries. Under the 1996 Purchase Plan, payroll deductions are used to purchase Teradyne’s Common Stock for eligible, participating employees. As of March 31, 2004, 6,129 Teradyne employees were eligible to participate in the 1996 Purchase Plan.

The 1996 Purchase Plan constitutes an “employee stock purchase plan” within the meaning of Section 423(b) of the Internal Revenue Code of 1986, as amended (the “Code”).

The 1996 Purchase Plan is administered by the Compensation Committee of Teradyne’s Board of Directors. The Compensation Committee, subject to the provisions of the 1996 Purchase Plan, has the power to construe the 1996 Purchase Plan, to determine all questions thereunder, and to adopt and amend rules and regulations for administration of the 1996 Purchase Plan as it may deem appropriate. The Compensation Committee or the

Board of Directors may from time to time adopt amendments to the 1996 Purchase Plan provided that, without the approval of Teradyne’s shareholders, no amendment may (i) increase the number of shares that may be issued under the 1996 Purchase Plan, (ii) change the class of employees eligible to receive options under the 1996 Purchase Plan, if such change would be treated as the adoption of a new plan for the purposes of the applicable provisions of the Code, (iii) cause Rule 16b-3 under the Exchange Act to be inapplicable to the 1996 Purchase Plan; or (iv) materially revise the plan pursuant to the rules and regulations of the NYSE.

The 1996 Purchase Plan may be terminated at any time by Teradyne’s Board of Directors; however, such termination will not affect options then outstanding under the 1996 Purchase Plan. If, at any time, shares of Common Stock reserved for issuance pursuant to the 1996 Purchase Plan remain available for purchase, but not in sufficient number to satisfy all then unfilled purchase requirements, the available shares will be apportioned among participants in proportion to the amount of payroll deductions accumulated on behalf of each participant that would otherwise be used to purchase stock, and the 1996 Purchase Plan will terminate. Upon termination of the 1996 Purchase Plan, all payroll deductions not used to purchase Common Stock will be refunded to 1996 Purchase Plan participants without interest.

As amended, the 1996 Purchase Plan would authorize the issuance of up to 5,000,000 shares of Common Stock in addition to the 10,400,000 shares of Common Stock previously authorized (as adjusted for capital changes) pursuant to the exercise of non-transferable options granted to participating employees. The Common Stock subject to the options under the 1996 Purchase Plan includes shares of Teradyne’s authorized but unissued Common Stock and shares of Common Stock reacquired by Teradyne, including shares purchased in the open market. Option holders generally are protected against dilution in the event of certain capital changes such as a recapitalization, stock split, merger, consolidation, reorganization, combination, liquidation, stock dividend or similar transaction.

An employee electing to participate in the 1996 Purchase Plan must authorize an amount (a whole percentage not less than 2% nor more than 10% of the employee’s cash compensation) to be deducted by Teradyne from the employee’s pay and applied toward the purchase of Common Stock under the 1996 Purchase Plan. For the duration of the 1996 Purchase Plan, the Payment Period is defined as the twelve-month period commencing on the first day of January and ending annually on the last day of December of each calendar year. However, the first Payment Period for the 1996 Purchase Plan commenced on July 1, 1996 and ended on December 31, 1996.

Employees of Teradyne (and participating subsidiaries) whose customary employment is not less than 20 hours per week and is more than 5 months per calendar year are eligible to participate in the 1996 Purchase Plan and may join the 1996 Purchase Plan on January 1. Employees hired between January 1 and June 30 each year may join on July 1. An employee may not be granted an option under the 1996 Purchase Plan if, after the granting of the option, such employee would be treated as owning five percent or more of the total combined voting power or value of all classes of stock of Teradyne or its subsidiaries. Directors who are not employees of Teradyne may not participate in the 1996 Purchase Plan.

On the first business day of each Payment Period (or the first business day of the portion of a Payment Period beginning July 1, in the case of employees who participate in the 1996 Purchase Plan effective July 1 of that Payment Period), Teradyne will grant to each 1996 Purchase Plan participant an option to purchase shares of

Common Stock of Teradyne. On the last day of the Payment Period, the employee will be deemed to have exercised this option, at the option price, to the extent of such employee’s accumulated payroll deductions, on the condition that the employee remains eligible to participate in the 1996 Purchase Plan throughout the Payment Period. In no event, however, may the employee exercise an option granted under the 1996 Purchase Plan for more than 6,000 shares during a Payment Period. If the amount of the accumulated payroll deductions exceeds the aggregate purchase price of 6,000 shares, the excess deductions will be promptly refunded to the employee without interest. Furthermore, no employee may be granted an option which permits the employee’s right to purchase shares of Common Stock under the 1996 Purchase Plan and all other Section 423 plans of Teradyne and any subsidiary corporations, to accrue at a rate which exceeds $25,000 of fair market value of such stock (determined on the respective date(s) of grant) for each calendar year in which the option is outstanding. Any excess accumulation of payroll deductions will be promptly refunded to the employee without interest. Under the terms of the 1996 Purchase Plan, the option price is an amount equal to the lesser of (i) 85% of the fair market value of the Common Stock on the first business day of the Payment Period (or the first business day of the portion of a Payment Period beginning July 1, in the case of employees who participate in the 1996 Purchase Plan effective July 1 of that Payment Period), or (ii) 85% of the fair market value of the Common Stock on the last business day of the Payment Period. Teradyne will accumulate and hold for the employee’s account the amounts deducted from his pay. No interest will be paid on these amounts.

For purposes of the 1996 Purchase Plan, the term “fair market value” on any date means (i) the average (on that date) of the high and low prices of the Common Stock on the principal national securities exchange on which the Common Stock is traded, if the Common Stock is then traded on a national securities exchange; or (ii) the last reported sale price (on that date) of the Common Stock on The Nasdaq Stock Market, if the Common Stock is not then traded on a national securities exchange; or (iii) the average of the closing bid and asked prices last quoted (on that date) by an established quotation service for over-the-counter securities, if the Common Stock is not reported on The Nasdaq Stock Market; or (iv) if the Common Stock is not publicly traded, the fair market value of the Common Stock as determined by the Compensation Committee after taking into consideration all factors which it deems appropriate, including, without limitation, recent sale and offer prices of the Common Stock in private transactions negotiated at arm’s length. An employee may enter the 1996 Purchase Plan by delivering to Teradyne before the beginning date of the next succeeding Payment Period, an authorization stating the initial percentage to be deducted from the employee’s pay and authorizing the purchase of shares of Common Stock for the employee in each Payment Period in accordance with the terms of the 1996 Purchase Plan.

Unless an employee files a new authorization or withdraws from the 1996 Purchase Plan, the deductions and purchases under the authorization the employee has on file under the 1996 Purchase Plan will continue from the initial Payment Period to succeeding Payment Periods as long as the 1996 Purchase Plan remains in effect. Deductions may not be increased during a Payment Period. Deductions may be decreased during a Payment Period, provided that an employee may not decrease his deduction more than twice during any Payment Period (and, with respect to employees who participate in the 1996 Purchase Plan effective July 1 of the Payment Period, once during any Payment Period).

An employee may withdraw from the 1996 Purchase Plan, in whole but not in part, at any time prior to the last business day of each Payment Period by delivering a withdrawal notice to Teradyne, in which event Teradyne will refund the entire balance of the employee’s deductions not previously used to purchase stock under the 1996 Purchase Plan.

If an employee is not a participant in the 1996 Purchase Plan on the last day of the Payment Period, the employee generally is not entitled to exercise his option. An employee’s rights under the 1996 Purchase Plan generally terminate upon his voluntary withdrawal from the 1996 Purchase Plan at any time, or when he ceases employment because of retirement, resignation, discharge, death, change of status or any other reason, except that if an employee is laid-off during the last three months of any Payment Period, he is nevertheless deemed to be a participant in the 1996 Purchase Plan on the last day of the Payment Period. Notwithstanding any other provision herein, if a participant’s employment is terminated by reason of retirement, and the date of such termination occurs after the date that is three months prior to the last day of the Payment Period, such participant’s rights under the 1996 Purchase Plan are not immediately terminated, and if the participant has not withdrawn from the 1996 Purchase Plan, such participant’s options shall be deemed to have been exercised on the last day of the Payment Period in accordance with the terms of the 1996 Purchase Plan.

An employee’s rights under the 1996 Purchase Plan are the employee’s alone and may not be transferred to, assigned to, or availed of by, any other person, except by will or the laws of descent and distribution. Any option granted to an employee may be exercised, during the employee’s lifetime, only by the employee.

The proceeds received by Teradyne from the sale of Common Stock pursuant to the 1996 Purchase Plan will be used for general corporate purposes. Teradyne’s obligation to deliver shares of Common Stock is subject to the approval of any governmental authority required in connection with the sale or issuance of such shares.

The following general rules are currently applicable for United States federal income tax purposes upon the grant and exercise of options to purchase shares of Common Stock pursuant to the 1996 Purchase Plan:

1.	The amounts deducted from an employee’s pay under the 1996 Purchase Plan will be included in the employee’s compensation subject to federal income tax. In general, no additional income will be recognized by the employee either at the time options are granted pursuant to the 1996 Purchase Plan or at the time the employee purchases shares pursuant to the 1996 Purchase Plan.

2.	If the employee disposes of shares of Common Stock more than two years after the first business day of the Payment Period in which the employee acquired the shares (or the first business day of the portion of a Payment Period beginning July 1, in the case of employees who participate in the 1996 Purchase Plan effective July 1 of that Payment Period), then upon such disposition the employee will recognize compensation income in an amount equal to the lesser of:

(a)	the excess, if any, of the fair market value of the shares on the date of disposition over the amount the employee paid for the shares, or

(b)	approximately 15% of the fair market value of the shares on the first business day of the Payment Period (or the first business day of the portion of a Payment Period beginning July 1, in the case of employees who participate in the 1996 Purchase Plan effective July 1 of that Payment Period).

In addition, the employee generally will recognize capital gain or loss in an amount equal to the difference between the amount realized upon the sale of shares and the employee’s adjusted tax basis in the shares (generally, the amount the employee paid for the shares plus the amount, if any, taxed as compensation income). If the employee’s holding period for the shares exceeds one year, such gain or loss will be long-term capital gain or loss.

3.	If the employee disposes of shares of Common Stock within two years after the first business day of the Payment Period in which the employee acquired the shares (or the first business day of the portion of a Payment Period beginning July 1, in the case of employees who participate in the 1996 Purchase Plan effective July 1 of that Payment Period), then upon disposition the employee will recognize compensation income in an amount equal to the excess, if any, of the fair market value of the shares on the last business day of the applicable Payment Period over the amount the employee paid for the shares.

In addition, the employee generally will recognize capital gain or loss in an amount equal to the difference between the amount realized upon the sale of the shares and the employee’s adjusted tax basis in the shares (generally, the amount the employee paid for the shares plus the amount, if any, taxed to the employee as compensation income). If the employee’s holding period for the shares is more than one year, such gain or loss will be long-term capital gain or loss.

4.	If the two-year holding period is satisfied with respect to Common Stock issued upon exercise of an option, Teradyne will not be entitled to a tax deduction with respect to such option or the issuance of shares of Common Stock upon exercise of such option. If the two-year holding period is not satisfied with respect to Common Stock issued upon exercise of an option, Teradyne generally will be entitled to a tax deduction equal to the amount of compensation income taxable to the employee upon disposition of such Common Stock.

The Board of Directors recommends a vote FOR approval of the amendment to Teradyne’s 1996 Employee Stock Purchase Plan.

RATIFICATION OF SELECTION OF AUDITORS

The Audit Committee has selected PricewaterhouseCoopers LLP, independent certified public accountants, to serve as Teradyne’s independent auditors for the fiscal year ending December 31, 2004. PricewaterhouseCoopers LLP, or its predecessor Coopers & Lybrand L.L.P., have served as Teradyne’s auditors since 1968. Teradyne expects that a representative from PricewaterhouseCoopers LLP. will be at the Annual Meeting of Shareholders, will have the opportunity to make a statement if so desired and will be available to respond to appropriate questions. The ratification of this selection is not required by the laws of the Commonwealth of Massachusetts, where Teradyne is incorporated, but the results of this vote will be considered by the Audit Committee in selecting auditors for future fiscal years.

The Board of Directors recommends a vote FOR ratification of this selection.

SHAREHOLDER PROPOSALS AND BOARD CANDIDATES

Shareholders wishing to suggest candidates to the Nominating and Corporate Governance Committee for consideration as potential director nominees may submit the candidate’s name, experience, and other relevant information to the Teradyne Nominating and Corporate Governance Committee, 321 Harrison Avenue, Boston, Massachusetts 02118. Teradyne shareholders also have the right to nominate director candidates by submitting a written notice to Teradyne’s Clerk. The written notice, as well as any proposals of shareholders intended for inclusion in Teradyne’s proxy materials to be furnished to all shareholders entitled to vote at the next annual meeting of shareholders pursuant to SEC Rule 14a-8 must be received at Teradyne’s principal executive offices not later than December 20, 2004.

Teradyne’s By-Laws set forth the procedures a shareholder must follow to nominate a director or to bring other business before a shareholder meeting. For shareholders who wish to nominate a candidate for director at the 2005 annual meeting of shareholders, notice of the nomination must be received by Teradyne not less than 50 days nor more than 90 days prior to the meeting; provided, however, that in the event that less than 65 days’ notice or prior public disclosure of the date of the meeting is given or made to shareholders, to be timely, notice by the shareholder must be so received not later than the close of business on the fifteenth day following the day on which notice of the date of the meeting was mailed or public disclosure was made, whichever occurs first. The notice must provide information regarding the nominee, including name, address, occupation and shares held by the shareholder making the proposal. The Nominating and Corporate Governance Committee will consider any nominee properly presented by a shareholder and will make a recommendation to the Board. After full consideration by the Board, the shareholder presenting the nomination will be notified of the Board’s conclusion.

If a shareholder wishes to bring other matters before the 2005 annual meeting –other than proposals that will be included in Teradyne’s proxy materials — the notice must be received by Teradyne in the time limits described above. If a shareholder who wishes to present a proposal fails to timely notify Teradyne, the shareholder will not be entitled to present the proposal at the meeting. If, however, notwithstanding the requirements of Teradyne’s By-Laws, the proposal is brought before the meeting, then under the SEC’s proxy rules, the proxies solicited by Teradyne with respect to the 2005 annual meeting will confer discretionary voting authority with respect to the shareholder’s proposal on the persons selected by Teradyne to vote the proxies. If a shareholder makes a timely notification, the proxies may still exercise discretionary voting authority under circumstances consistent with the SEC’s proxy rules.

It is suggested that proponents submit their proposals by Certified Mail — Return Receipt Requested.

EXPENSES AND SOLICITATION

The cost of solicitation of proxies will be borne by Teradyne, and in addition to soliciting shareholders by mail through its regular employees, Teradyne may request banks and brokers to solicit their customers who have Teradyne stock registered in the name of a nominee and, if so, will reimburse such banks and brokers for their reasonable out-of-pocket costs. Solicitation by Teradyne officers and employees, as well as certain outside proxy-solicitation services may also be made of some shareholders in person or by mail, telephone or telegraph following the original solicitation. Teradyne has retained Georgeson Shareholder to assist with the solicitation of proxies for a fee not to exceed $10,000, plus reimbursement for out of pocket expenses, all of which will be borne by Teradyne.

INCORPORATION BY REFERENCE

To the extent that this proxy statement has been or will be specifically incorporated by reference into any filing by Teradyne under the Securities Act or the Exchange Act, the sections of the proxy statement entitled “Compensation Committee Report”, “Audit Committee Report” and “Performance Graph” shall not be deemed to be so incorporated, unless specifically otherwise provided in any such filing.

APPENDIX A

TERADYNE, INC.

(THE “COMPANY”)

AUDIT COMMITTEE CHARTER

A. PURPOSE AND SCOPE

The purpose of the Audit Committee (the “Committee”) of the Board of Directors of Teradyne, Inc. (the “Company”) is to assist the Board of Directors in fulfilling its responsibilities with respect to: (i) the integrity of the Company’s financial statements; (ii) the independence, qualifications and performance of the Company’s internal and external auditors; and (iii) the compliance with legal and regulatory requirements, as well as the Company’s policies for conducting business, as established in the Company’s Standards of Business Conduct; and (iv) the preparation of the Committee report for the inclusion in the annual proxy statement.

B. COMPOSITION AND QUALIFICATIONS

The Committee shall be comprised of a minimum of three directors, as appointed by the Board of Directors, who shall meet the independence and audit committee composition requirements promulgated by the Securities and Exchange Commission (SEC), the New York Stock Exchange (NYSE), any exchange upon which securities of the Company are traded, or any governmental or regulatory body exercising authority over the Company, as in effect from time to time. In addition, in order to be a member of the Committee, the Board of Directors must have affirmatively determined that each such member is independent and has no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company).

All members of the Committee shall either (i) be financially literate, as this qualification is interpreted by the Board of Directors in its business judgment or (ii) be able to become so within a reasonable period of time after appointment to the Committee. At least one member of the Committee shall have accounting or related financial management expertise and shall be an “audit committee financial expert” as defined by the SEC.

If any member of the Committee simultaneously serves on the audit committees of more than three public companies, then in each case, the Board of Directors must determine that such simultaneous service would not impair the ability of such member to serve on the Committee and disclose such determination in the Company’s annual proxy statement (or, if the Company does not file a proxy statement, in its Form 10-K).

The members of the Committee shall be elected by the Board of Directors at the meeting of the Board of Directors following each annual meeting of stockholders and shall serve until their successors shall be duly elected and qualified or until their earlier resignation or removal. Unless a Chair is elected by the full Board of Directors, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

C. MEETINGS AND MINUTES

The Committee shall meet as often as it deems necessary to fulfill its responsibilities, but no less than four (4) times per year. The Committee shall establish its own rules of procedure, which shall be consistent with the Bylaws of the Company and this Charter. The Committee shall report regularly to the Board and shall keep written minutes of its meetings with the books and records of the Company.

D. RESPONSIBILITIES

To fulfill its responsibilities, the Committee shall:

DOCUMENT REVIEW

1.	Review and discuss with management and representatives of the independent accounting firm (i) the Company’s audited annual financial statements prior to their filing as part of the Annual Report on Form 10-K; (ii) the Company’s quarterly financial statements prior to their inclusion in the Company’s quarterly SEC filings on Form 10-Q; and (iii) the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in such reports and other reports filed with the SEC.

2.	After review and discussion of the Company’s audited financial statements, recommend to the Board of Directors whether or not such audited financial statements should be published in the Company’s Annual Report on Form 10-K.

3.	Review and discuss with management, the Company’s earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies. This review and discussion may be general in nature (i.e. review and discussion of the type of information to be disclosed and the types of presentations to be made) and the Committee need not discuss in advance each earnings release or each instance in which the Company may provide earnings guidance. The Committee, however, must pay particular attention to the use of any “pro forma” or “adjusted” non-GAAP information.

INDEPENDENT ACCOUNTING FIRM

4.	Have sole authority and be directly responsible for the appointment, compensation, retention (including the authority not to retain or to terminate), evaluation, and oversight of any independent accounting firms engaged by the Company for the purpose of preparing or issuing an audit report or performing audit-related work. The authority of the Committee shall include ultimate authority to approve all audit engagement fees and terms. Any independent accounting firm retained must report directly to the Committee.

5.	Approve in advance any and all audit and non-audit services to be performed by the independent accounting firm and adopt and, as applicable, implement policies for such pre-approval.

6.	Determine the amount of any funding necessary for compensation of any independent accounting firms retained by the Committee and request the Company provide the anticipated funding needs of the Committee.

7.	Regularly review with the independent accounting firm any problems or difficulties the accounting firm encountered in the course of the audit work, including any restrictions on the scope of the independent accounting firm’s activities or on access to requested information, management’s response and any significant disagreements with management.

8.	Be directly responsible for the resolution of any disagreements between management and the independent accounting firm regarding financial reporting matters.

9.	On an annual basis, receive from the independent accounting firm a formal written statement identifying all relationships between the independent accounting firm and the Company consistent with Independence Standards Board (“ISB”) Standard No. 1, as it may be modified or supplemented. The Committee shall actively engage in a dialogue with the independent accounting firm as to any disclosed relationships or services that may impact its independence. The Committee shall take other actions, as appropriate and necessary, to assist the Board of Directors with overseeing the independence of the independent accounting firm.

10.	On an annual basis, obtain and review a report by the Company’s independent accounting firm describing: the accounting firm’s internal quality control procedures; any material issues raised by the most recent internal quality-control review, or peer review, of the accounting firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the accounting firm, and any steps taken to deal with such issues; and (to assess the auditor’s independence) all relationships between the independent accounting firm and the Company.

11.	On an annual basis, discuss with representatives of the independent accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61 and 90, as they may be modified or supplemented.

12.	Evaluate the qualifications, independence, and performance of the independent accounting firm (and its lead partner) and consider the discharge of the independent accounting firm when circumstances warrant.

13.	Establish clear hiring policies for employees or former employees of the Company’s independent accounting firm.

FINANCIAL REPORTING PROCESSES

14.	In consultation with the independent accounting firm and management, review periodically, but at least annually, the adequacy and effectiveness of the Company’s internal controls over financial reporting.

15.	In consultation with the independent accounting firm and management, regularly review (i) major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles, and major issues as to the adequacy of the Company’s internal controls and any special audit steps adopted in light of significant deficiencies and/or material weaknesses in such controls, (ii) analyses prepared by management and/or the independent accounting firm setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements, and (iii) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company.

16.	Regularly review the Company’s critical accounting policies and accounting estimates resulting from the application of these policies and inquire at least annually of both the Company’s internal auditors and the independent accounting firm as to whether either has any concerns relative to the quality or aggressiveness of management’s accounting policies.

17.	Discuss guidelines and policies with respect to financial risk assessment and management.

CORPORATE AUDIT ACTIVITIES

18.	Regularly review the plan and scope of the Company’s internal audit activities and the budget and staffing of the Company’s internal audit function.

19.	Review on a periodic basis with the internal auditor(s), the progress of the proposed corporate audit plan, including any deviations from the original plan, any difficulties encountered in the course of the audits; and any restrictions on the scope of the internal audit work or access to required information.

20.	Review with management any significant findings in the internal audit reports and management’s response to such reports.

COMPLIANCE

21.	Engage outside advisors, including but not limited to independent counsel, independent accounting consultants, and/or other experts, as it determines necessary to carry out its responsibilities.

22.	Determine the amount of funding necessary for ordinary administrative expenses of the Committee and for compensation of any outside advisors to be engaged by the Committee and request the Company provide the anticipated funding needs of the Committee.

23.	Review the Company’s business ethics and compliance policies, compliance procedures, related reports and training programs, as appropriate.

24.	Establish procedures for (a) the receipt, retention, and treatment of complaints by the Company regarding accounting, internal accounting controls, or auditing matters; and (b) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

25.	Conduct or originate an investigation into any matter within the scope of the Committee’s responsibilities, including but not limited to any allegations that any officer or director of the Company, or any other person acting under the direction of any such person, took any action to fraudulently influence, coerce, manipulate, or mislead any independent public or certified accountant engaged in the performance of an audit of the financial statements of the Company for the purpose of rendering such financial statements materially misleading and, if such allegations prove to be correct, take or recommend to the Board of Directors appropriate disciplinary action.

REPORTING

26.	Prepare, in accordance with the rules of the SEC, as modified or supplemented from time to time, a written report of the Committee to be included in the Company’s annual proxy statement for each annual meeting of stockholders.

27.	Instruct the Company’s management to disclose in its annual proxy statement for each annual meeting of stockholders, in its Form 10-K and in any Form 10-Q, if required, the approval by the Committee of any non-audit services performed by the independent accounting firm, and review the substance of any such disclosure and the considerations relating to the compatibility of such services with maintaining the independence of the accounting firm.

MISCELLANEOUS

28.	Review and assess the adequacy of this Charter periodically as conditions dictate, but at least annually (and update this Charter if and when appropriate).

29.	Review and assess the performance of the Committee periodically as conditions dictate, but at least annually.
30.	Meet separately on a periodic basis with management, the Company’s internal auditors (or other personnel responsible for the internal audit function) and with the Company’s independent accounting firm.

31.	Report regularly to the Board of Directors and, in particular, review with the Board of Directors any issues that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance and independence of the Company’s independent accounting firm or the performance of the internal audit function.

While the Committee has the responsibilities and powers set forth in this Charter, it is not the responsibility of the Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Management is responsible for preparing the Company’s financial statements and the external auditors are responsible for auditing those financial statements. Nor is it the responsibility of the Committee to assure compliance with the laws and regulations and the Company’s Standards of Business Conduct. The Committee shall be entitled to rely on (i) the judgment of those persons and organizations internal and external to the Company that it receives information from and (ii) the accuracy of the financial and other information provided to the Committee by such persons or organizations.

APPENDIX B

TERADYNE, INC.

COMPENSATION COMMITTEE

CHARTER

A. PURPOSE AND SCOPE

The purpose of the Compensation Committee (the “Committee”) is to discharge certain responsibilities of the Board of Directors relating to compensation, including equity based compensation, for the directors and executive officers of the Company, to administer and oversee incentive, equity based and other compensatory, retirement and pension plans and to produce an annual report on executive compensation for inclusion in the Company’s annual proxy statement or annual report on Form 10-K, in accordance with applicable rules and regulations.

B. COMPOSITION

The Committee shall be comprised of a minimum of three members as appointed by the Board of Directors, considering the recommendations of the Nominating and Corporate Governance Committee. They shall meet the independence requirements under any rules or regulations of the New York Stock Exchange (“NYSE”) and the Securities and Exchange Commission (‘SEC”), as in effect from time to time and any other applicable exchange, governmental or regulatory body exercising authority over the Company.

The members of the Committee shall be appointed by the Board of Directors at the meeting of the Board of Directors following each annual meeting of stockholders and shall serve until their successors shall be duly appointed and qualified or until their earlier resignation or removal. The members of the Committee may be replaced at any time by action of the Board of Directors. Unless a Chair is elected by the Board, the members of the Committee may designate a Chair by majority vote of the full Committee.

The Committee shall meet as often as it deems necessary to fulfill its responsibilities, but no less than four (4) times per year. The Committee shall establish its own rules of procedure, which shall be consistent with the Bylaws of the Company and this Charter. The Committee may form and delegate authority to subcommittees when appropriate. The Committee shall report regularly to the Board and shall keep written minutes of its meetings with the books and records of the Company.

C. RESPONSIBILITIES AND DUTIES

To fulfill its responsibilities and duties, the Committee shall:

•	Produce an annual report on executive compensation for inclusion in the Company’s proxy statement or annual report on Form 10K, in accordance with applicable rules and regulations.

•

Review and approve corporate goals and objectives relevant to the Chief Executive Officer’s (CEO’s) compensation, evaluate the CEO’s performance in light of those goals and objectives, and either, as a

B-1

committee or together with the other independent directors (as directed by the board), determine and approve the CEO’s compensation level and benefits based on this evaluation at least annually.

•	Determine the long-term incentive component of the CEO’s compensation, considering the Company’s performance and relative shareholder return, the value of similar awards to CEOs at comparable companies and the awards given to the Company’s CEO in past years.

•	Annually review and approve the compensation and benefits packages, as recommended by the Chief Executive Officer, for the executive officers of the Company.

•	Annually review and oversee the administration of the Company’s incentive, equity-based and other compensatory plans, recommend changes and/or the adoption of new plans to the Board as appropriate, and review and approve all incentive and variable plan payments and equity-based awards provided to executive officers, including the Chief Executive Officer.

•	Provide oversight on all other stock-based arrangements, including the approval of an annual budget of options to be granted under the Company’s stock plans.

•	Annually review the Company’s retirement plans, pension and other special compensation programs that involve significant cost to the Company.

•	Annually review and recommend to the Board for final approval the level and form of all compensation for non-employee Board and committee members and recommend changes when appropriate.

•	Select, retain and terminate compensation consultants, independent counsel and such other advisors (“Advisors”) as the committee determines necessary to carry out its’ responsibilities, and approve the fees and other terms of retention of any such Advisors.

•	Review and assess the adequacy of the Charter periodically, but at least annually, and recommend any proposed changes to the Board for approval.

•	Perform a review and evaluation, at least annually, of the performance of the Committee against the responsibilities and duties contained in the Charter.

•	Fulfill such other duties and responsibilities as may be assigned to the Committee, from time to time, by the Board or the Chairman of the Board.

B-2

APPENDIX C

TERADYNE, INC.

Nominating and Corporate Governance Committee Charter

A. PURPOSE

The purpose of the Nominating and Corporate Governance Committee (the “Committee”) is to assist the Board of Directors (the “Board”) of Teradyne, Inc. (the “Company”) in fulfilling its responsibilities to: (i) identify, screen and recommend to the Board appropriate candidates to serve as Directors of the Company, (ii) oversee the evaluation of the Board and its various committees; (iii) develop and recommend to the Board a set of corporate governance principles (the “Corporate Governance Guidelines”) applicable to the Company and monitor compliance with and periodically review such Guidelines, and (iv) oversee and advise the Board with respect to corporate governance matters.

B. COMPOSITION AND QUALIFICATIONS

The Committee shall be comprised of a minimum of two directors, as appointed by the Board of Directors, whom shall meet the independence requirements as promulgated by the Securities and Exchange Commission (“SEC”), the New York Stock Exchange (the “NYSE”), any exchange upon which securities of the Company are traded, and any governmental or regulatory body exercising authority over the Company, as in effect from time to time. The members of the Committee shall be elected by the Board of Directors at the meeting of the Board of Directors following each annual meeting of stockholders and shall serve until their successors shall be duly elected and qualified or until their earlier resignation or removal. Unless a Chair is elected by the full Board of Directors, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

C. MEETINGS AND MINUTES

The Committee shall meet as often as it deems necessary, but no less than two times per year, to fulfill its responsibilities. The Committee shall establish its own rules of procedure which shall be consistent with the Bylaws of the Company and this Charter. The Committee may form and delegate authority to subcommittees as it deems appropriate, in accordance with rules and requirements of the SEC, NYSE, and any other applicable regulatory body. The Committee shall report regularly to the Board and shall keep written minutes of its meetings with the books and records of the Company.

D. RESPONSIBILITIES AND DUTIES

To fulfill its responsibilities and duties the Committee shall:

Board and Committee Composition and Nominations

1.	Establish and periodically review criteria for the selection of new Board and committee members.

2.	Identify individuals qualified to become Board members and consider nominees proposed by stockholders in accordance with the nomination procedures set forth in the Company’s Bylaws.

3.	Recommend director nominees for election by the stockholders at the next annual or special meeting of stockholders of the Company or appointment by the Board, as the case may be, consistent with the Board’s established selection criteria for new directors.

4.	Periodically review and make recommendations to the Board as appropriate regarding the composition and size of the Board in order to ensure that the Board is composed of members reflecting the proper expertise, skills, attributes and personal and professional backgrounds for service as a director of the Company, as determined by the Committee.

5.	Select and recommend the appointment of Board members to committees of the Board.

6.	Retain, as determined by the Committee in its sole discretion, a search firm or firms to assist the Committee in identifying candidates that meet the criteria for Board membership and otherwise have qualifications compatible with the needs of the Company, approve the terms of engagement and fees of any such firm and terminate the engagement of any such firm if necessary.

7.	Oversee the evaluation of the Board as a whole and at least annually, evaluate the performance, contributions and independence of each current Board member including suitability for continued service as a director, whether standing for re-election or not, and giving consideration to changes in a director’s status, professional affiliations, and other directorships.

8.	Recommend to the Board removal of a director when appropriate and review and recommend to the Board an appropriate course of action upon the removal or resignation of current Board members or any planned expansion of the Board; which shall include a review of the qualifications for service on the Board of any potential additional or replacement members of the Board.

Corporate Governance Matters

9.	Develop and recommend to the Board a set of Corporate Governance Guidelines.

10.	Review and assess periodically the adequacy of the Corporate Governance Guidelines, but at least annually and recommend any modifications to the Board.

11.	Review and assess the adequacy of the Company’s Articles of Organization and By-Laws and the charters of any committee of the Board (the “Governing Documents”) periodically in order to ensure compliance with the Corporate Governance Guidelines and recommend to the Board any necessary modifications to the Governing Documents.

12.	Oversee an annual performance evaluation of the Board to determine whether it and its committees are functioning effectively and make recommendations to the Board with respect to such evaluations.

13.	Review all shareholder proposals submitted to the Company (including any proposal relating to the nomination of a member of the Board) and the timeliness of the submission thereof and recommend to the Board appropriate action on each such proposal.

14.	To the extent deemed appropriate by the Committee, engage outside counsel and/or independent advisors and consultants at the Company’s expense to review any matter for which it is responsible, approve the terms of engagement and fees of any outside counsel and/or independent advisors or consultants, and terminate any such engagement if necessary.

15.	Consider corporate governance issues that may arise from time to time and make recommendations to the Board as appropriate.

16.	Periodically review the Company’s succession plans with respect to the Chief Executive Officer and other senior executives.

17.	Conduct a self-evaluation at least annually to determine whether the Committee is functioning effectively, and provide the results to the Board for discussion.

18.	Review and assess the adequacy of this Charter periodically as conditions dictate, but at least annually, and recommend any modifications to this Charter if and when appropriate to the Board for its approval.

19.	Fulfill such other duties and responsibilities as may be assigned to the Committee from time to time by the Board.

While the Committee has the responsibilities and powers set forth in this Charter, it is not the responsibility of the Committee to assure compliance with the Corporate Governance Guidelines. The Committee shall be entitled to rely on (i) the judgment of those persons and organizations internal and external to the Company that it receives information from and (ii) the accuracy of information provided to the Committee by such persons or organizations.

APPENDIX D

CATEGORICAL STANDARDS FOR DETERMINING INDEPENDENCE

In order for Directors to qualify as “independent,” the Board of Directors of Teradyne shall affirmatively determine that the Directors each do not have any material relationship with Teradyne (either directly or as a partner, stockholder, or officer of an organization that has a relationship with Teradyne). This determination shall be disclosed in Teradyne’s proxy statement for each annual meeting of Teradyne. In this regard, the Board shall broadly consider all relevant facts and circumstances. Material relationship can include commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships, among others.

The Board may adopt and disclose categorical standards to assist it in making determinations of independence and can make a general disclosure if a director meets these standards, rather than disclosing particular aspects of immaterial relationships.

In addition to a Director meeting the independence tests pursuant to the corporate governance listing requirements of the New York Stock Exchange, as in effect from time to time, a Director must also meet the following standards in order to be considered independent:

1)	If a Director is an executive officer of a charitable organization, Teradyne’s contributions to the organization during the last fiscal year do not exceed the greater of $1 million or 2% of such charitable organization’s consolidated gross receipts.

2)	If a Director is an executive officer, general partner, or significant equity holder (in excess of 10%) of another company that makes payments to, or receives payments from, Teradyne for property or services, the amount of such payments, during the last fiscal year, does not exceed the greater of $1 million or 2% of the other company’s consolidated gross revenues.

2)	If a Director is an executive officer, general partner or significant equity holder (in excess of 10%) of another company which is indebted to Teradyne, or to which Teradyne is indebted the total amount of either company’s indebtedness to the other during the last fiscal year does not exceed 5% of the total consolidated assets of the other company.

D-1

APPENDIX E

TERADYNE, INC.

CRITERIA FOR SELECTION OF DIRECTOR NOMINEES

General Criteria

1.	Nominees should have a reputation for integrity, honesty and adherence to high ethical standards.

2.	Nominees should have demonstrated business acumen, experience and ability to exercise sound judgments in matters that relate to the current and long-term objectives of the Company and should be willing and able to contribute positively to the decision-making process of the Company.

3.	Nominees should have a commitment to understand the Company and its industry and to regularly attend and participate in meetings of the Board and its committees.

4.	Nominees should ensure that existing and future commitments would not materially interfere with the Board members obligations to the Company.

5.	Nominees should not have, nor appear to have, a conflict of interest that would impair the nominee’s ability to represent the interests of all the Company’s stockholders and to fulfill the responsibilities of a director.

6.	Nominees, excluding directors serving on Teradyne’s Board on January 28, 1997, must be 72 years or younger as of the date of their election or appointment.

Application of Criteria to Existing Directors

The renomination of existing directors should not be viewed as automatic, but should be based on continuing qualification under the criteria set forth above. In addition, the Nominating and Corporate Governance Committee shall consider the existing directors’ performance on the Board and any committee.

Criteria	for Composition of the Board

The backgrounds and qualifications of the directors considered as a group should provide a significant breadth of experience, knowledge and abilities that shall assist the Board in fulfilling its responsibilities.

E-1

APPENDIX F

TERADYNE, INC.

1996 EMPLOYEE STOCK PURCHASE PLAN

(as amended as of January 22, 2004)

Article 1 – Purpose.

This 1996 Employee Stock Purchase Plan (the “Plan”) is intended to encourage stock ownership by all eligible employees of Teradyne, Inc. (the “Company”), a Massachusetts corporation, and its participating subsidiaries (as defined in Article 17) so that they may share in the growth of the Company by acquiring or increasing their proprietary interest in the Company. The Plan is designed to encourage eligible employees to remain in the employ of the Company and its participating subsidiaries. The Plan is intended to constitute an “employee stock purchase plan” within the meaning of Section 423(b) of the Internal Revenue Code of 1986, as amended (the “Code”).

Article 2 – Administration of the Plan.

The Plan may be administered by a committee appointed by the Board of Directors of the Company (the “Committee”). The Committee shall consist of not less than two members of the Company’s Board of Directors. The Board of Directors may from time to time remove members from, or add members to, the Committee. Vacancies on the Committee, howsoever caused, shall be filled by the Board of Directors. The Committee may select one of its members as Chairman, and shall hold meetings at such times and places as it may determine. Acts by a majority of the Committee, or acts reduced to or approved in writing by a majority of the members of the Committee, shall be the valid acts of the Committee.

The interpretation and construction by the Committee of any provisions of the Plan or of any option granted under it shall be final, unless otherwise determined by the Board of Directors. The Committee may from time to time adopt such rules and regulations for carrying out the Plan as it may deem best, provided that any such rules and regulations shall be applied on a uniform basis to all employees under the Plan. No member of the Board of Directors or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any option granted under it.

In the event the Board of Directors fails to appoint or refrains from appointing a Committee, the Board of Directors shall have all power and authority to administer the Plan. In such event, the word “Committee” wherever used herein shall be deemed to mean the Board of Directors.

Article 3 – Eligible Employees.

No option may be granted to any person serving as a member of the Committee at the time of grant. Subject to the foregoing limitation, all employees of the Company or any of its participating subsidiaries on United States payroll who are employees of the Company or any of its participating subsidiaries (i) on or before the first day of any Payment Period (as defined in Article 5) or (ii) for employees first employed after the first day of a particular

Payment Period, on or before the first day of the next succeeding July in any such Payment Period, and whose customary employment is not less than twenty hours per week and more than five months in any calendar year shall be eligible to receive options under the Plan to purchase common stock of the Company, par value $.125 per share (“Common Stock”). An employee eligible under this Plan solely by virtue of clause (ii) of the preceding sentence shall be referred to herein as a “July Employee.” All eligible employees shall have the same rights and privileges hereunder. Persons who elect to enter the Plan in accordance with Article 7 and who are eligible employees on the first business day of any Payment Period (as defined in Article 5) (or on the first business day of July with respect to July Employees) shall receive their options as of such day. Persons who elect to enter the Plan in accordance with Article 7 and who become eligible employees after any date on which options are granted under the Plan shall be granted options on the first business day of the next succeeding Payment Period or the first business day of July (whichever is applicable) on which options are granted to eligible employees under the Plan. In no event, however, may an employee be granted an option if such employee, immediately after the option was granted, would be treated as owning stock possessing five percent or more of the total combined voting power or value of all classes of stock of the Company or of any parent corporation or subsidiary corporation, as the terms “parent corporation” and “subsidiary corporation” are defined in Section 424(e) and (f) of the Code. For purposes of determining stock ownership under this paragraph, the rules of Section 424(d) of the Code shall apply, and stock which the employee may purchase under outstanding options shall be treated as stock owned by the employee.

Article 4 – Stock Subject to the Plan.

The stock subject to the options under the Plan shall be authorized but unissued Common Stock, or shares of Common Stock reacquired by the Company, including shares purchased in the open market. The aggregate number of shares which may be issued pursuant to the Plan is 15,400,000, subject to adjustment as provided in Article 12. If any option granted under the Plan shall expire or terminate for any reason without having been exercised in full or shall cease for any reason to be exercisable in whole or in part, the unpurchased shares subject thereto shall again be available under the Plan.

Article 5 – Payment Period and Stock Options.

For the duration of the Plan, the Payment Period shall be defined as the twelve-month period commencing on the first day of January and ending annually on the last day of December of each calendar year. Notwithstanding the foregoing, the first Payment Period during which payroll deductions will be accumulated under the Plan shall commence on July 1, 1996 and shall end on December 31, 1996.

On the first business day of each Payment Period (or on the first business day of July of such Payment Period in the case of a July Employee), the Company will grant to each eligible employee who is then a participant in the Plan an option to purchase on the last day of such Payment Period, at the Option Price hereinafter provided for, a maximum of 6,000 shares, on condition that such employee remains eligible to participate in the Plan throughout the remainder of such Payment Period. The participant shall be entitled to exercise the option so granted only to the extent of the participant’s accumulated payroll deductions on the last day of such Payment Period. If the participant’s accumulated payroll deductions on the last day of the Payment Period would enable the participant to purchase more than 6,000 shares except for the 6,000 share limitation, the excess of the amount of the accumulated payroll deductions over the aggregate purchase price of the 6,000 shares shall be promptly refunded to the participant by the Company, without interest. The Option Price per share for each Payment Period shall be the lesser of (i) 85% of the fair market value of the Common Stock on the first business day of the Payment Period (or, in the case of a July Employee, on the first business day of July of such Payment Period) and (ii) 85% of the fair market value of the Common Stock on the last business day of the Payment Period, in either event rounded up to the nearest cent. The foregoing limitation on the number of shares subject to option and the Option Price shall be subject to adjustment as provided in Article 12.

For purposes of the Plan, the term “fair market value” on any date means (i) the average (on that date) of the high and low prices of the Common Stock on the principal national securities exchange on which the Common Stock is traded, if the Common Stock is then traded on a national securities exchange; or (ii) the last reported sale price (on that date) of the Common Stock on The Nasdaq Stock Market, if the Common Stock is not then traded on a national securities exchange; or (iii) the average of the closing bid and asked prices last quoted (on that date) by an established quotation service for over-the-counter securities, if the Common Stock is not reported on The Nasdaq Stock Market; or (iv) if the Common Stock is not publicly traded, the fair market value of the Common Stock as determined by the Committee after taking into consideration all factors which it deems appropriate, including, without limitation, recent sale and offer prices of the Common Stock in private transactions negotiated at arm’s length.

For purposes of the Plan, the term “business day” means a day on which there is trading on The Nasdaq Stock Market or the aforementioned national securities exchange, whichever is applicable pursuant to the preceding paragraph; and if neither is applicable, a day that is not a Saturday, Sunday or legal holiday in Massachusetts.

Notwithstanding any other provision herein, no employee shall be granted an option which permits the employee’s right to purchase stock under the Plan, and under all other Section 423(b) employee stock purchase plans of the Company and any parent or subsidiary corporations, to accrue at a rate which exceeds $25,000 of fair market value of such stock (determined on the date or dates that options on such stock were granted) for each calendar year in which such option is outstanding at any time. The purpose of the limitation in the preceding sentence is to comply with Section 423(b)(8) of the Code. If the participant’s accumulated payroll deductions on the last day of the Payment Period would otherwise enable the participant to purchase Common Stock in excess of the Section 423(b)(8) $25,000 limitation described in this paragraph, the excess of the amount of the accumulated payroll deductions over the aggregate purchase price of the shares actually purchased shall be promptly refunded to the participant by the Company, without interest.

Article 6 – Exercise of Option.

Each eligible employee who continues to be a participant in the Plan on the last day of a Payment Period shall be deemed to have exercised his or her option on such date and shall be deemed to have purchased from the Company such number of full shares of Common Stock reserved for the purpose of the Plan as the participant’s accumulated payroll deductions on such date will pay for at the Option Price, subject to the 6,000 share limit of the option and the Section 423(b)(8) $25,000 limitation described in Article 5. If the individual is not a participant on the last day of a Payment Period, then he or she shall not be entitled to exercise his or her option. Only full shares of Common Stock may be purchased under the Plan. Unused payroll deductions remaining in a participant’s account at the end of a Payment Period solely by reason of the inability to purchase a fractional share (and for no other reason) shall be refunded.

Article 7 – Authorization for Entering the Plan.

An employee may elect to enter the Plan by filling out, signing and delivering to the Company an authorization:

A.	Stating the percentage to be deducted from the employee’s pay;

B.	Authorizing the purchase of stock for the employee in each Payment Period in accordance with the terms of the Plan; and

C.	Specifying the exact name or names in which stock purchased for the employee is to be issued as provided under Article 11 hereof.

Such authorization must be received by the Company on or before the first day of the next succeeding Payment Period or on or prior to the first day of July of such Payment Period in the case of a July Employee.

Unless a participant files a new authorization or withdraws from the Plan, the deductions and purchases under the authorization the participant has on file under the Plan will continue from one Payment Period to succeeding Payment Periods as long as the Plan remains in effect.

The Company will accumulate and hold for each participant’s account the amounts deducted from his or her pay. No interest will be paid on these amounts.

Article 8 – Maximum Amount of Payroll Deductions.

An employee may authorize payroll deductions in an amount (expressed as a whole percentage) not less than two percent (2%) but not more than ten percent (10%) of the employee’s cash compensation.

Article 9 – Change in Payroll Deductions.

Deductions may not be increased during a Payment Period. Deductions may be decreased during a Payment Period, provided that an employee may not decrease his deduction more often than twice during any Payment Period (and with respect to July Employees once during any Payment Period).

Article 10 – Withdrawal from the Plan.

A participant may withdraw from the Plan (in whole but not in part) at any time prior to the last day of a Payment Period by delivering a withdrawal notice to the Company.

To re-enter the Plan, an employee who has previously withdrawn must file a new authorization on or before the first day of the next Payment Period in which he or she wishes to participate. The employee’s re-entry into the Plan becomes effective at the beginning of such Payment Period, provided that he or she is an eligible employee on the first business day of the Payment Period.

Article 11 – Issuance of Stock.

Certificates for stock issued to participants shall be delivered as soon as practicable after each Payment Period by the Company’s transfer agent.

Stock purchased under the Plan shall be issued only in the name of the participant, or if the participant’s authorization so specifies, in the name of the participant and another person of legal age as joint tenants with rights of survivorship.

Article 12 – Adjustments.

Upon the happening of any of the following described events, a participant’s rights under options granted under the Plan shall be adjusted as hereinafter provided:

A.	In the event that the shares of Common Stock shall be subdivided or combined into a greater or smaller number of shares or if, upon a reorganization, split-up, liquidation, recapitalization or the like of the Company, the shares of Common Stock shall be exchanged for other securities of the Company, each participant shall be entitled, subject to the conditions herein stated, to purchase such number of shares of Common Stock or amount of other securities of the Company as were exchangeable for the number of shares of Common Stock that such participant would have been entitled to purchase except for such action, and appropriate adjustments shall be made in the purchase price per share to reflect such subdivision, combination or exchange; and

B.	In the event the Company shall issue any of its shares as a stock dividend upon or with respect to the shares of stock of the class which shall at the time be subject to options hereunder, each participant upon exercising such an option shall be entitled to receive (for the purchase price paid upon such exercise) the shares as to which the participant is exercising his or her option and, in addition thereto (at no additional cost), such number of shares of the class or classes in which such stock dividend or dividends were declared or paid, and such amount of cash in lieu of fractional shares, as is equal to the number of shares thereof and the amount of cash in lieu of fractional shares, respectively, which the participant would have received if the participant had been the holder of the shares as to which the participant is exercising his or her option at all times between the date of the granting of such option and the date of its exercise.

Upon the happening of any of the foregoing events, the class and aggregate number of shares set forth in Article 4 hereof which are subject to options which have been or may be granted under the Plan and the limitations set forth in the second paragraph of Article 5 shall also be appropriately adjusted to reflect the events specified in paragraphs A and B above. Notwithstanding the foregoing, any adjustments made pursuant to paragraphs A or B shall be made only after the Committee, based on advice of counsel for the Company, determines whether such adjustments would constitute a “modification” (as that term is defined in Section 424 of the Code). If the Committee determines that such adjustments would constitute a modification, it may refrain from making such adjustments.

If the Company is to be consolidated with or acquired by another entity in a merger, a sale of all or substantially all of the Company’s assets or otherwise (an “Acquisition”), the Committee or the board of directors of any entity assuming the obligations of the Company hereunder (the “Successor Board”) shall, with respect to options then outstanding under the Plan, either (i) make appropriate provision for the continuation of such options by arranging for the substitution on an equitable basis for the shares then subject to such options either (a) the consideration payable with respect to the outstanding shares of the Common Stock in connection with the Acquisition, (b) shares of stock of the successor corporation, or a parent or subsidiary of such corporation, or

(c) such other securities as the Successor Board deems appropriate, the fair market value of which shall not exceed the fair market value of the shares of Common Stock subject to such options immediately preceding the Acquisition; or (ii) terminate each participant’s options in exchange for a cash payment equal to the excess of the fair market value on the date of the Acquisition of the number of shares of Common Stock that the participant’s accumulated payroll deductions as of the date of the Acquisition could purchase, at an option price determined with reference only to the first business day of the applicable Payment Period (or the first business day of July of such Payment Period in the case of a July Employee) and subject to the 6,000 share limit, Code Section 423(b)(8) and fractional-share limitations on the amount of stock a participant would be entitled to purchase over the aggregate option price to such participant thereof.

The Committee or Successor Board shall determine the adjustments to be made under this Article 12, and its determination shall be conclusive.

Article 13 – No Transfer or Assignment of Employee’s Rights.

An option granted under the Plan may not be transferred or assigned, otherwise than by will or by the laws of descent and distribution. Any option granted under the Plan may be exercised, during the participant’s lifetime, only by the participant.

Article 14 – Termination of Employee’s Rights.

Whenever a participant ceases to be an eligible employee because of retirement, voluntary or involuntary termination, resignation, layoff, discharge, death or for any other reason, his or her rights under the Plan shall immediately terminate, and the Company shall promptly refund, without interest, the entire balance of his or her payroll deduction account under the Plan; provided, however, that if an employee is laid off during the last three months of any Payment Period, he shall nevertheless be deemed to be a participant in the Plan on the last day of the Payment Period. Notwithstanding the foregoing, eligible employment shall be treated as continuing intact while a participant is on military leave, sick leave or other bona fide leave of absence, for up to 90 days, or, if such leave is longer than 90 days, for so long as the participant’s right to re-employment is guaranteed either by statute or by written contract. Notwithstanding any other provision herein, if a participant’s employment is terminated by reason of retirement, and the date of such termination occurs after the date that is 3 months prior to the last day of the Payment Period, such participant’s rights under the Plan are not immediately terminated, and if the participant has not withdrawn from the Plan, such participant’s options shall be deemed to have been exercised on the last day of the Payment Period in accordance with the terms of the Plan.

Article 15 – Termination and Amendments to Plan.

The Plan may be terminated at any time by the Company’s Board of Directors but such termination shall not affect options then outstanding under the Plan. If at any time shares of stock reserved for the purpose of the Plan remain available for purchase but not in sufficient number to satisfy all then unfilled purchase requirements, the available shares shall be apportioned among participants in proportion to the amount of payroll deductions accumulated on behalf of each participant that would otherwise be used to purchase stock, and the Plan shall terminate. Upon such termination or any other termination of the Plan, all payroll deductions not used to purchase stock will be refunded, without interest.

The Committee or the Board of Directors may from time to time adopt amendments to the Plan provided that, without the approval of the shareholders of the Company, no amendment may (i) increase the number of shares that may be issued under the Plan; (ii) change the class of employees eligible to receive options under the Plan, if such action would be treated as the adoption of a new plan for purposes of Code Section 423(b) and the regulations thereunder; (iii) cause Rule 16b-3 under the Securities Exchange Act of 1934 to become inapplicable to the Plan; or (iv) materially revise the plan pursuant to the rules and regulations of the NYSE.

Article 16 – Limits on Sale of Stock Purchased under the Plan.

The Plan is intended to provide shares of Common Stock for investment and not for resale. The Company does not, however, intend to restrict or influence any employee in the conduct of his or her own affairs. An employee may, therefore, sell stock purchased under the Plan at any time the employee chooses, subject to compliance with any applicable federal or state securities laws and subject to any restrictions imposed under Article 21 to ensure that tax withholding obligations are satisfied. THE EMPLOYEE ASSUMES THE RISK OF ANY MARKET FLUCTUATIONS IN THE PRICE OF THE STOCK.

Article 17 – Participating Subsidiaries.

The term “participating subsidiary” shall mean any present or future subsidiary of the Company, as that term is defined in Section 424(f) of the Code, that is designated from time to time by the Board of Directors to participate in the Plan. The Board of Directors shall have the power to make such designation before or after the Plan is approved by the shareholders.

Article 18 – Optionees Not Shareholders.

Neither the granting of an option to an employee nor the deductions from his or her pay shall constitute such employee a stockholder of the shares covered by an option until such shares have been actually purchased by the employee.

Article 19 – Application of Funds.

The proceeds received by the Company from the sale of Common Stock pursuant to options granted under the Plan will be used for general corporate purposes.

Article 20 – Notice to Company of Disqualifying Disposition.

By electing to participate in the Plan, each participant agrees to notify the Company in writing immediately after the participant transfers Common Stock acquired under the Plan, if such transfer occurs within two years after the first business day of the Payment Period in which such Common Stock was acquired. Each participant further agrees to provide any information about such a transfer as may be requested by the Company or any subsidiary corporation in order to assist it in complying with the tax laws. Such dispositions generally are treated as “disqualifying dispositions” under Sections 421 and 424 of the Code, which have certain tax consequences to participants and to the Company and its participating subsidiaries.

Article 21 – Withholding of Additional Income Taxes.

By electing to participate in the Plan, each participant acknowledges that the Company and its participating subsidiaries are required to withhold taxes with respect to the amounts deducted from the participant’s compensation and accumulated for the benefit of the participant under the Plan, and each participant agrees that the Company and its participating subsidiaries may deduct additional amounts from the participant’s compensation, when amounts are added to the participant’s account, used to purchase Common Stock or refunded, in order to satisfy such withholding obligations. Each participant further acknowledges that when Common Stock is purchased under the Plan the Company and its participating subsidiaries may be required to withhold taxes with respect to all or a portion of the difference between the fair market value of the Common Stock purchased and its purchase price, and each participant agrees that such taxes may be withheld from compensation otherwise payable to such participant. It is intended that tax withholding will be accomplished in such a manner that the full amount of payroll deductions elected by the participant under Article 7 will be used to purchase Common Stock. However, if amounts sufficient to satisfy applicable tax withholding obligations have not been withheld from compensation otherwise payable to any participant, then, notwithstanding any other provision of the Plan, the Company may withhold such taxes from the participant’s accumulated payroll deductions and apply the net amount to the purchase of Common Stock, unless the participant pays to the Company, prior to the exercise date, an amount sufficient to satisfy such withholding obligations. Each participant further acknowledges that the Company and its participating subsidiaries may be required to withhold taxes in connection with the disposition of stock acquired under the Plan and agrees that the Company or any participating subsidiary may take whatever action it considers appropriate to satisfy such withholding requirements, including deducting from compensation otherwise payable to such participant an amount sufficient to satisfy such withholding requirements or conditioning any disposition of Common Stock by the participant upon the payment to the Company or such subsidiary of an amount sufficient to satisfy such withholding requirements.

Article 22 – Governmental Regulations.

The Company’s obligation to sell and deliver shares of Common Stock under the Plan is subject to the approval of any governmental authority required in connection with the authorization, issuance or sale of such shares.

Government regulations may impose reporting or other obligations on the Company with respect to the Plan. For example, the Company may be required to identify shares of Common Stock issued under the Plan on its stock ownership records and send tax information statements to employees and former employees who transfer title to such shares.

Article 23 – Governing Law.

The validity and construction of the Plan shall be governed by the laws of Massachusetts, without giving effect to the principles of conflicts of law thereof.

Article 24 – Approval of Board of Directors and Stockholders of the Company.

The Plan was adopted by the Board of Directors on March 19, 1996 and on such date the Board of Directors resolved that the Plan was to be submitted to the shareholders of the Company for approval at the next meeting of shareholders. If the Plan does not receive such approval, all payroll deductions shall be returned without interest and the Plan shall be terminated.

PROXY

TERADYNE, INC.

Proxy for Annual Meeting of Shareholders

May 27, 2004

SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby appoints GEORGE W. CHAMILLARD and EILEEN CASAL and each or both of them, proxies, with full power of substitution to vote all shares of stock of Teradyne which the undersigned is entitled to vote at the Annual Meeting of Shareholders of Teradyne, Inc. to be held on Thursday, May 27, 2004, at 10:00 A.M., at 100 Federal Street (Auditorium), Boston, Massachusetts, and at any adjournments thereof, upon matters set forth in the Notice of Annual Meeting of Shareholders and Proxy Statement, dated on or about April 19, 2004, a copy of which has been received by the undersigned. The proxies are further authorized to vote, in their discretion, upon such other business as may properly come before the meeting or any adjournments thereof.

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE

TERADYNE, INC.

c/o EquiServe Trust Company, N.A.

P.O. Box 8694

Edison, NJ 08818-8694

☒  Please mark

votes as in

this example.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR THE ELECTION OF CLASS III DIRECTORS AND FOR THE PROPOSALS IN ITEMS 2 AND 3.

1. Director Proposal – To elect two members to the Board of Directors to serve for a three-year term as Class III Directors.

Nominees: (01) John P. Mulroney and (02) Patricia S. Wolpert

☐ FOR	☐ WITHHELD

    ☐   For all nominees except as noted above

2. Director Proposal – To approve an Amendment to the 1996 Employee Stock Purchase Plan to increase the aggregate number of shares of Common Stock that may be issued pursuant to said plan by 5,000,000 shares.

☐ FOR	☐ AGAINST	☐ ABSTAIN

3. Director Proposal – To ratify the selection of PricewaterhouseCoopers LLP as auditors for the fiscal year ending December 31, 2004.

☐ FOR	☐ AGAINST	☐ ABSTAIN

MARK HERE IF YOU PLAN TO ATTEND THE MEETING                         ☐

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT                  ☐

In his or her discretion, the proxy is authorized to vote upon such other business as properly may come before the Annual Meeting and any and all adjournments thereof. If any other business is presented at the Annual Meeting, this proxy card will be voted by the proxy in his or her best judgment. At the present time, the Board of Directors knows of no other business to be presented at the Annual Meeting.

(Please sign exactly as your name appears hereon. If signing as attorney, executor, trustee or guardian, please give your fill title as such. If stock is held jointly, each owner should sign. Please read reverse side before signing.)

Signature:	Date:

Signature:	Date: